Exhibit 2.2

EXECUTION COPY

ASSET PURCHASE AGREEMENT

by and between

ALPHATEC HOLDINGS, INC.

and

PHYGEN, LLC

Dated as of October 19, 2012

SD\906843.13

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(Continued)

ii

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(Continued)

iii

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(Continued)

Page
LIST OF EXHIBITS

Exhibit A	-	Assignment and Assumption Agreement
Exhibit B	-	Assignment of Product Copyrights
Exhibit C	-	Assignment of Product Marks
Exhibit D	-	Assignment of Product Patents
Exhibit E	-	Assignment of Product Trade Dress
Exhibit F	-	Bill of Sale Agreement
Exhibit G	-	Exclusive License Agreement
Exhibit H	-	Exclusive License Agreement
Exhibit I	-	Escrow Agreement
Exhibit J	-	Legal Opinion
Exhibit K	-	Transition Services Agreement

LIST OF SCHEDULES

Schedule 2.3	-	Assumed Liabilities
Schedule 2.8	-	Purchase Price Allocation
Schedule 6.2	-	Conduct of Business

SELLER DISCLOSURE SCHEDULE

Schedule 1.1(a)	-	Applicable Permits
Schedule 1.1(b)	-	Assigned Contracts
Schedule 1.1(c)	-	Permitted Encumbrances
Schedule 1.1(d)	-	Products
Schedule 1.1(e)	-	Promotional Materials
Schedule 1.1(f)	-	Registrations
Schedule 4.3	-	No Conflicts
Schedule 4.4	-	Title; Assets
Schedule 4.5	-	Inventory
Schedule 4.7(a)	-	Product Intellectual Property Rights
Schedule 4.7(b)	-	Enforceable and Valid Intellectual Property
Schedule 4.7(d)	-	Control of Intellectual Property
Schedule 4.7(e)	-	Royalty Obligations
Schedule 4.7(f)	-	Licenses or Other Rights Granted under Intellectual Property
Schedule 4.8	-	Litigation
Schedule 4.9(e)	-	Assigned Contracts – Third Party Consents
Schedule 4.10	-	Consents
Schedule 4.12	-	Labor Matters

iv

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(Continued)

Page
Schedule 4.13	-	Compliance with Law
Schedule 4.14	-	Regulatory Matters
Schedule 4.16	-	Absence of Changes
Schedule 4.17	-	Insurance Policies
Schedule 4.18	-	Brokers
Schedule 4.20	-	Customers, Suppliers, Distributors
Schedule 4.21	-	Accounts Payable
Schedule 4.22	-	Products; Warranties

v

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of October 19, 2012 (the “Execution Date”), is entered into by and between Alphatec Holdings, Inc., a Delaware corporation (“Purchaser”), and Phygen, LLC, a California limited liability company (“Seller”). Each of Purchaser and Seller, as applicable, is sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.” All capitalized terms used herein shall have the meanings specified in Article I below or elsewhere in this Agreement, as applicable.

INTRODUCTION

WHEREAS, subject to the terms and conditions of this Agreement, Seller desires to transfer its rights in the Products and its rights related to the design, development and Distribution of the Products (collectively, the “Business”) to Purchaser; and

WHEREAS, subject to the terms and conditions of this Agreement, Seller wishes to sell the Purchased Assets and transfer the Assumed Liabilities to Purchaser, and Purchaser wishes to purchase the Purchased Assets and assume the Assumed Liabilities from Seller.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and provisions set forth herein and in the Other Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined above and other terms defined in other Sections of this Agreement, the following terms shall have the meanings set forth below for purposes of this Agreement:

“Accounts Receivable” means any rights whatsoever to any accounts receivable (including any payments received with respect thereto on or after the Closing, unpaid interest accrued on any such accounts receivable and any security or collateral related thereto) arising from the Business on or prior to the Closing Date.

“Action” means any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before or otherwise involving, any Governmental Authority.

“Adjustment Deficiency Amount” has the meaning set forth in Section 2.7(b).

“Adjustment Dispute Notice” has the meaning set forth in Section 2.7(c).

“Adjustment Excess Amount” has the meaning set forth in Section 2.7(b).

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person at the time in question. For purposes of this definition, a Person shall be deemed, in any event, to control another Person if it (i) owns or controls, directly or indirectly, or has the ability to direct or cause the direction or control of, more than fifty percent (50%) of the voting equity of the other Person, or (ii) has the ability to direct, cause the direction of, or control the actions of such other Person, whether through direct or indirect ownership of voting equity, by Contract or otherwise.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Alphatec Note” means that certain Promissory Note dated as of April 1, 2012 in the principal amount of $[***] issued by Seller to Purchaser.

“AP Excess Amount” means the amount by which, if any, the accounts payable to be assumed by Purchaser at the Closing (other than any accounts payable owed to Purchaser) exceeds the amount of Accounts Receivable to be acquired by Purchaser at the Closing.

“AP Excess Share Reduction” has the meaning set forth in Section 2.6(b).

“AP/AR Statement” has the meaning set forth in Section 2.7(b).

“Applicable Permits” means all permits, permit applications, approvals, licenses, clearances, franchises, certificates, agreements, permissions or authorizations, including the Registrations, from any Governmental Authority held by Seller or its Affiliates that are associated with any Product or the Business, as set forth on Schedule 1.1(a) of Seller Disclosure Schedule, in each case, together with any renewals, extensions or modifications thereof or any amendments thereto, as well as all applications or notifications or submissions for Applicable Permits pending as of the Execution Date as set forth on Schedule 1.1(a) of Seller Disclosure Schedule.

“Assets” of any Person means all assets and properties of any kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, equipment, inventory, goods and intellectual property.

“Assigned Contract(s)” means those Contracts, regardless of dollar value, related to any Product or the Business, as set forth on Schedule 1.1(b) of the Seller Disclosure Schedule (such schedule to be updated by Seller immediately prior to the Closing) together with those Contracts which would have been set forth on Schedule 1.1(b) of the Seller Disclosure Schedule but for the dollar thresholds of Section 4.9(a)(ii). Notwithstanding the foregoing, “Assigned Contract(s)” shall not include any Plans.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit A.

“Assignment of Product Copyrights” means the Assignment of Product Copyrights, in substantially the form attached hereto as Exhibit B.

“Assignment of Product Marks” means the Assignment of Product Marks, in substantially the form attached hereto as Exhibit C.

“Assignment of Product Patents” means the Assignment of Product Patents, in substantially the form attached hereto as Exhibit D.

“Assignment of Product Trade Dress” means the Assignment of Product Trade Dress, in substantially the form attached hereto as Exhibit E.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Audited Financial Statements” has the meaning set forth in Section 4.15(a).

“Bill of Sale Agreement” means the Bill of Sale Agreement, in substantially the form attached hereto as Exhibit F.

“Books and Records” means all books and records (including any books and records relating to Taxes) associated with the Purchased Assets or the Business, including copies of all material customer and supplier lists, regulatory submissions, Registrations/Applicable Permits, dossiers, account lists, call data, sales history, call notes, marketing and sales plans, including all market research studies (e.g., product, market, name), consultant reports, batch records, quality control records, technical and clinical data, manufacturing description, quality specifications, testing standards, validation reports, physician databases, and correspondence with respect to any of the Purchased Assets or the Business to the extent maintained by Seller or any of its Affiliates (including without limitation correspondence with Governmental Authorities and third party service providers regarding labeling and marketing, documents regarding any investigator sponsored studies currently ongoing), regardless of the medium on which such information is stored or maintained, and all complaint files and adverse event files with respect to any Product or the Inventory; provided, however, that (a) in each case, Seller may redact any Excluded Intellectual Property contained therein; (b) Seller may retain: (i) a copy of any such books and records for its internal business purposes, including for Tax, regulatory, accounting, litigation and the purposes specified in Section 8.2; (ii) all books, documents, records and files prepared in connection with or relating to the Transactions, including bids received from other parties and strategic or financial analyses relating to the divestiture of the Purchased Assets, the Assumed Liabilities, the Products and the Business; and (iii) any attorney work product, attorney-client communications and other items protected by legal privilege; and (c) Seller shall be entitled to redact from any such books and records any information that does not relate to any Product or the Business.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Business” has the meaning set forth in the Introduction.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, United States of America are authorized or obligated by Law to be closed.

“Business Employees” has the meaning set forth in Section 4.12(b).

“Cash Consideration” has the meaning set forth in Section 2.6(c).

“Cause” means (a) materially dishonest statements or illegal acts of the appointee with respect to Purchaser (or any Affiliate, parent or subsidiary of Purchaser or any successor thereof) which is or is likely to be materially injurious to the financial condition or business reputation of Purchaser (or any Affiliate, parent or subsidiary of Purchaser or any successor thereof), (b) the commission by the appointee of an act constituting a felony under the laws of the United States or any state thereof which is or is likely to be materially injurious to the financial condition or business reputation of Purchaser (or any Affiliate, parent or subsidiary of Purchaser or any successor thereof), or (c) the appointee’s continuing neglect of or continuing failure to substantially perform his or her duties as a member of the Steering Committee, after a written notice from the Steering Committee is delivered to the appointee describing the appointee’s neglect or failure to perform and the appointee is afforded a period of at least thirty (30) days to correct the neglect or failure to perform and fails to do so within such period.

“Claim Notice” has the meaning set forth in Section 10.4(a).

“Claim Response Period” has the meaning set forth in Section 10.4(a).

“Closing” means the closing of the purchase and sale of the Purchased Assets, and assignment and assumption of the Assumed Liabilities contemplated by this Agreement.

“Closing AR Statement” has the meaning set forth in Section 7.2(j).

“Closing Cash Consideration” has the meaning set forth in Section 2.6(b).

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Inventory Statement” has the meaning set forth in Section 7.2(k).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Competing Activity” has the meaning set forth in Section 8.4.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Common Stock” means Purchaser’s Common Stock, par value $0.0001 per share.

“Consulting Agreements” has the meaning set forth in Section 7.2(i).

“Contracts” means any and all legally binding commitments, contracts, purchase orders, leases, licenses, easements, permits, instruments, commitments, arrangements, undertakings, practices or other agreements, whether formal or informal, written or oral.

“Control” or “Controlled by” means, with respect to any Intellectual Property, possession by a Party of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, restrict the use of, grant the right to use, or grant a license, sublicense or other right to or under, such Intellectual Property as provided for herein without violating the terms of any agreement or other arrangement with, or requiring the consent of, any third party.

“Copyrights” means (a) all original works of authorship fixed in a tangible medium (including copyrights in any package inserts, marketing or Promotional Materials, Labeling or other text provided to prescribers or consumers), whether registered or unregistered throughout the world; (b) all copyrights and moral rights relating thereto; (c) any registrations and applications therefor; (d) all related rights and priorities afforded under any international treaty, convention, or the like; (e) all extensions and renewals thereof; and (f) the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages (including attorneys’ fees and statutory damages), and proceeds of suit.

“[***] Litigation” means that certain matter known as [***], which was filed in [***], and all Liabilities related to (i) such litigation matter, (ii) the settlement of such litigation matter, or (iii) the performance under any agreements related to such litigation matter.

“[***] Settlement Amount” means an amount equal to [***] percent ([***]%) of the amount actually paid by Seller in connection with the final settlement and/or non-appealable judgment of the [***] Litigation; provided that in no event shall the [***] Settlement Amount exceed $[***] in the aggregate; provided further that Purchaser shall not assume or be liable under Section 2.3 or otherwise for, and the [***] Settlement Amount shall exclude, any legal fees and expenses associated with the [***] Litigation irrespective of amount.

“Disputed Inventory Items” has the meaning set forth in Section 8.9(b).

“Disputed Items” has the meaning set forth in Section 2.7(c).

“Distribution” or “Distributed” means any and all activities related to the distribution, exploitation, marketing, promoting, offering for sale and selling of any Product, including advertising, detailing, educating, planning, promoting, conducting, reporting, importing, storing, handling, shipping and communicating with Governmental Authorities and third parties in connection therewith.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Effective Time” has the meaning set forth in Section 3.1.

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien (statutory or otherwise), assessment, lease, claim, levy, license, defect in title, charge, or any other third party right, license or property interest of any kind, or any conditional sale or title retention agreement, right of first option, right of first refusal or similar restriction, any covenant not to sue, or any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership or any agreement to give any of the foregoing in the future or similar encumbrance of any kind or nature whatsoever.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that, together with Seller, is or was (at any relevant time) treated as a single employer under Section 414 of the Code.

“Escrow Agent” has the meaning set forth in Section 2.6(a)(i).

“Escrow Agreement” has the meaning set forth in Section 2.6(a)(i).

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Intellectual Property” means all right, title and interest of Seller or any of its Affiliates in and to Intellectual Property, whether now existing or hereafter developed or acquired other than the Product Intellectual Property. The Excluded Intellectual Property shall expressly include the Licensed Technology and the Optioned Technology (as each is defined in the License and Option Agreement).

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Excluded Products” means all products of Seller other than the products set forth on Schedule 1.1(d), including without limitation, (i) any product licensed to Purchaser under the License Agreements, and (ii) the pedicle screw system marketed by Seller prior to the Closing under the Trademark “Del Mar”.

“Execution Date” means the date set forth in the first paragraph of this Agreement.

“Expiration Date” has the meaning set forth in Section 10.1(b).

“Exploit,” “Exploiting” or “Exploitation” shall mean to formulate, develop, seek Regulatory Approval for, make, have made, use, sell, have sold, offer for sale, market, promote, import, export, display, make derivative works of, copy, distribute, perform or otherwise commercialize or dispose of.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“Financial Statement Date” has the meaning set forth in Section 4.15(a).

“Financial Statements” has the meaning set forth in Section 4.15(a).

“Fundamental Representations” means the representations and warranties set forth in Sections 4.1, 4.2, 4.4(a), 4.7(c), 4.7(h)(2) and 4.18.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect on the date hereof.

“Good Manufacturing Practices” means the requirements set forth in 21 C.F.R. Part 820 and any comparable state or foreign Laws, establishing standards and methods to be used in, and the facilities or controls to be used for, the manufacture, processing, packaging, testing or holding of a medical device.

“Governmental Authority” means any nation or government, any provincial, state, regional, local or other political subdivision thereof, any supranational organization of sovereign states, and any entity, department, commission, ministry, bureau, agency, authority, board, court, tribunal, arbitrator, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government.

“Health Care Laws” has the meaning set forth in Section 4.14(a).

“Health Care Programs” has the meaning set forth in Section 4.14(b).

“Indemnified Party” has the meaning set forth in Section 10.4(a).

“Indemnifying Party” has the meaning set forth in Section 10.4(a).

“Indemnity Claim” has the meaning set forth in Section 10.5(a).

“Indemnity Escrow Fund” has the meaning set forth in Section 2.6(a)(i).

“Insurance Period” has the meaning set forth in Section 8.3.

“Intellectual Property” means (i) any and all (a) Trademarks, (b) Copyrights, (c) Patents, (d) Know-How, (e) domain names, (f) Software, (g) other intangible assets, intellectual properties and rights, in each case (a) through (g) whether registered or unregistered, and (ii) any right, whether at law, equity, by contract or otherwise, to use, practice or otherwise exploit any of the foregoing.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Interim Balance Sheet” has the meaning set forth in Section 4.15(a).

“Interim Balance Sheet Date” has the meaning set forth in Section 4.15(a).

“Interim Financial Statements” has the meaning set forth in Section 4.15(a).

“Inventory” means all inventory, including raw material, work-in-progress and finished goods inventory of Products, supplies and parts of the Business owned by Seller or any of its Affiliates as of the Closing Date.

“Inventory Deficiency Amount” has the meaning set forth in Section 8.9(a).

“Inventory Dispute Notice” has the meaning set forth in Section 8.9(b).

“Inventory Resolution Period” has the meaning set forth in Section 8.9(b).

“IRS” means the United States Internal Revenue Service.

“Know-How” means any and all proprietary ideas, inventions, discoveries, confidential information, trade secrets, data, results, formulae, designs, specifications, plans, methods, processes, procedures, techniques, ideas, know-how, technical information (including, without limitation, structural and functional information), process information, pre-clinical information, clinical information, and any and all proprietary control and manufacturing data and materials, whether or not patentable and whether or not embodied in any documentation or other tangible materials.

“Knowledge” means, with respect to Seller, the actual knowledge of Tom Gardner, Robert Smart and/or Hartmut Loch following reasonable inquiry by such Person of any employees of the Company who (a) directly report to such Persons, or (b) have primary responsibility at the Company with respect to the subject matter of such inquiry.

“Labeling” shall be as defined in Section 201(m) of the Act (21 U.S.C. § 321(m)) and other comparable foreign Law relating to the subject matter thereof, including the applicable Product’s label, packaging and any other written, printed, or graphic materials accompanying such Product.

“Law” means each provision of any federal, provincial, state, local or foreign law, statute, ordinance, Order, code, rule, requirement or regulation (including any published guidelines, guidance or pronouncements), promulgated or issued by any Governmental Authority, as well as any judgments, decrees, injunctions or agreements issued or entered into by any Governmental Authority specifically with respect to Seller, any Product or the Business.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Liability” means, collectively, any liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, interest, penalty, cost, expense, obligation or responsibility, whether fixed or unfixed, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured, asserted or unasserted, direct or indirect, accrued or unaccrued, matured or unmatured, due or due to become due, or absolute, contingent or otherwise, including any product liability and liability for Taxes.

“Liability Cap” has the meaning set forth in Section 10.5(b).

“License Agreements” means, collectively, those certain Exclusive License Agreements between Seller and Purchaser, in substantially the forms attached hereto as Exhibit G and Exhibit H.

“Lock-up” has the meaning set forth in Section 8.7(a).

“[***] Deficit” means the amount by which the gross revenues from the sale of products by (i) Seller from September 26, 2012 through the Closing Date and (ii) Purchaser and/or its Affiliates on or after the Closing Date, to [***], or any of their Affiliates (collectively, the “[***] Surgeons”), for the twelve (12) month period commencing on September 26, 2012 is less than $[***], if any. For the avoidance of doubt, gross revenues from the sale of products to distribution companies wholly or partially owned by any of the [***] Surgeons placed during such twelve (12) month period shall be included in “gross revenues” for purposes of the foregoing definition.

“Losses” means all losses, expenses, obligations and other Liabilities or other damages (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, Taxes, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation).

“Material Adverse Effect” means any event, circumstance, occurrence, condition, change, condition or effect that individually or in the aggregate, has a material adverse effect on the Business or the Purchased Assets, but shall exclude any change, condition or effect resulting or arising from: (i) events, changes, conditions or effects that generally affect Persons engaged in the business of the design, development and Distribution of spinal implants, (ii) events, changes, conditions or effects outside of the control of Seller or any of its Affiliates arising from the consummation of the Transactions or the announcement of the execution of this Agreement, (iii) events, changes, conditions or effects caused by acts of terrorism or war (whether or not declared) occurring after the Execution Date and prior to the Closing Date, (iv) any changes in Law; provided, that in the cases of clauses (i) and (iv) the Business or the Purchased Assets are not disproportionately affected by such events, circumstances, occurrences, conditions, changes, conditions or effects as compared to the spinal implant industry as a whole.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Neutral Arbitrator” has the meaning set forth in Section 2.7(d).

“Non-Assignable Right” has the meaning set forth in Section 2.5(a).

“Order” means any writ, judgment, decree, injunction or similar order, including consent orders, of any Governmental Authority (in each such case whether preliminary or final).

“Other Agreements” means, collectively, the Assignment and Assumption Agreement, the Assignment of Copyrights, the Assignment of Product Marks, the Assignment of Product Trade Dress, the Assignment of Product Patents, the Bill of Sale Agreement, the Escrow Agreement, the License Agreements and the Transition Services Agreement.

“Outside Date” has the meaning set forth in Section 9.1(a)(ii).

“Owned Product Intellectual Property” has the meaning set forth in Section 4.7(b).

“Party” or “Parties” has the meaning set forth in the first paragraph of this Agreement.

“Patents” means: (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, substitutions, provisionals, converted provisionals, and continued prosecution applications; (c) any and all patents that have issued or in the future will issue from the foregoing patent applications described in clauses (a) and (b), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications described in clauses (a), (b) and (c); (e) any and all causes of action, claims, demands or other rights occasioned from or because of any and all past, present and future infringement of any of the foregoing, including all rights to recover damages (including attorneys’ fees), profits and injunctive or other relief for such infringement; and (f) any similar rights, including any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

“Payoff Letters” has the meaning set forth in Section 7.2(h).

“Permitted Encumbrances” means: (a) statutory liens for current Taxes not yet due and payable; (b) as to Assets evidenced by written documents, Encumbrances set forth on the face of such documents; and (c) Encumbrances set forth on Schedule 1.1(c).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, partnership, trust or unincorporated organization or Governmental Authority.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained or contributed to by (or required to be maintained or contributed to by) Seller on behalf of any current or former employee or consultant of Seller with respect to which Seller or any ERISA Affiliate has any liability, and each other plan, arrangement, policy or understanding (whether written or oral) relating to retirement, compensation, deferred compensation, bonus, severance, health and welfare, fringe benefits or any other employee benefits maintained or contributed to by (or required to be maintained or contributed to by) Seller or any ERISA Affiliate for the benefit of any current or former employee or consultant of Seller.

“Post-Closing Inventory Statement” has the meaning set forth in Section 8.9(a).

“Post-Closing Tax Period” means any Tax period beginning on or after the Closing Date and that portion of a Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the day immediately preceding the Closing Date and that portion of any Straddle Period ending on the day immediately preceding the Closing Date.

“Privacy Statement” has the meaning set forth in Section 4.7(o).

“Product” or “Products” means the spinal implant products set forth on Schedule 1.1(d), but expressly excluding the Excluded Products.

“Product Copyrights” means all Copyrights owned by, licensed to or otherwise Controlled by Seller or any of its Affiliates that are associated with the Products or the Business.

“Product Intellectual Property” means the Product Patents, Product Copyrights, Product Know-How, Product Marks, Product Trade Dress, Product Software and all other Intellectual Property associated with the Products, together with all of Seller’s rights of priority, enforcement, prosecution, and maintenance with respect thereto, and all claims, causes of action, judgments and other rights and remedies of whatever nature arising from infringements thereof.

“Product Know-How” means the Know-How owned by, licensed to or otherwise Controlled by Seller or any of its Affiliates and associated with any Product or the Business.

“Product Marks” means, individually or collectively, as applicable, the Trademarks owned by, licensed to or otherwise Controlled by Seller or any of its Affiliates (i) that are associated with the Products or the Business and (ii) the Trademark “Autolok”; and all common law rights, applications and registrations therefor owned, licensed or otherwise Controlled by Seller or any of its Affiliates, and all goodwill associated therewith.

“Product Patents” means all Patents owned by, licensed to or otherwise Controlled by Seller or any of its Affiliates that are associated with the Products or the Business.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Product Software” means all Software owned by, licensed to or otherwise Controlled by Seller or any of its Affiliates and associated with any Product or Business.

“Product Trade Dress” means the trade dress, package designs, product inserts, labels, logos and associated artwork owned by, licensed to or otherwise Controlled by Seller or any of its Affiliates that are associated with any Product or the packaging therefor.

“Promotional Materials” means Labeling, Product informational letters, and the advertising, promotional and media materials, sales training materials (including any related outlines and quizzes/answers, if any), trade show materials (including displays and trade show booths) and videos, including materials containing post-marketing clinical data, if any, and all sample kits and detail kits, owned by Seller or any of its Affiliates and associated with the commercialization of any Product (including Distribution and sales promotion information, market research studies and toll-free telephone numbers) as set forth on Schedule 1.1(e) of Seller Disclosure Schedule.

“Property Taxes” means all real property Taxes, personal property Taxes and similar ad valorem Taxes.

“Purchase Price” has the meaning set forth in Section 2.6.

“Purchase Price Allocation” has the meaning set forth in Section 2.8.

“Purchase Price Bank Account” means a bank account in the United States to be designated by Seller in a written notice to Purchaser at least three (3) Business Days before the Closing Date or subsequent cash payment date under this Agreement, as applicable.

“Purchased Assets” has the meaning set forth in Section 2.1(a).

“Purchaser” has the meaning set forth in the first paragraph of this Agreement.

“Purchaser Stock Price” means $1.708 per share of Common Stock.

“Purchaser Indemnified Parties” has the meaning set forth in Section 10.2.

“Registrations” means the regulatory approvals, clearances, authorizations, licenses, certificates, agreements, applications, permits, investigational device exemptions, CE marks and other permissions held by Seller or any of its Affiliates as of the Execution Date that are associated with or required for the research, testing, manufacture, use or Distribution of the Products issued by Governmental Authorities, and any registrations or applications for, or other filings or submissions with respect to, the foregoing, a list of which is set forth on Schedule 1.1(f) of Seller Disclosure Schedule.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Representatives” means, with respect to any Person, the directors, officers, managers, employees, advisors, independent contractors, agents or consultants of such Person.

“Resolution Period” has the meaning set forth in Section 2.7(c).

“Restricted Parties” has the meaning set forth in Section 8.1(a).

“Right of Setoff” has the meaning set forth in Section 10.6(b).

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act.

“Safety Notices” has the meaning set forth in Section 4.14(i).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the first paragraph of this Agreement.

“Seller Disclosure Schedule” means the disclosure schedules delivered by Seller to Purchaser in connection with this Agreement.

“Seller Indemnified Parties” has the meaning set forth in Section 10.3.

“Shares” has the meaning set forth in Section 2.6(a).

“Software” means any and all software programs, databases, firmware, middleware, interfaces, libraries, scripts, html, source code and/or object code.

“Straddle Period” means any Tax period beginning before and ending after the Closing Date.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, margin, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any report, return, declaration, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Trademarks” means: (a) all trademarks, trade names, trade dress, service marks, logos, trade styles, certification marks, collective marks, other source of product identifiers, designs and general intangibles of a like nature, including internet domain names and e-mail addresses, in each case whether registered or unregistered and regardless of whether they have acquired secondary meaning; (b) all registrations and applications for any of the foregoing; (c) all extensions or renewals of any of the foregoing; (d) all of the goodwill connected with the use of and symbolized by the foregoing; (e) all rights and priorities afforded under the United States “common law” or under any international treaty, convention, common law or the like of any country other than the United States, related to any of the foregoing; (f) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill; and (g) all proceeds of the foregoing, including license royalties, income, payments, claims, damages (including attorneys’ fees) and proceeds of suit.

“Transactions” means the transactions contemplated by this Agreement and the Other Agreements.

“Transfer Taxes” means any transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and any recording or escrow fees) incurred in connection with this Agreement and the Transactions.

“Transferred Employees” has the meaning set forth in Section 6.7(c).

“Transition Services Agreement” has the meaning set forth in Section 6.4.

Section 1.2 Other Definitional Provisions.

(a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

(b) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(d) Words of one gender include the other gender.

(e) References to a Person are also to its successors and permitted assigns.

(f) The term “dollars” and “$” means United States dollars.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g) The term “days” means calendar days unless stated otherwise.

(h) The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings.

(i) The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

(j) For purposes of this Agreement, the term “commercially reasonable efforts” shall mean the level of efforts and resources commonly used in the spinal implant industry.

ARTICLE II.

PURCHASE AND SALE

Section 2.1 Transfer of Purchased Assets.

(a) Purchase and Sale of Purchased Assets. At the Effective Time, on the terms and subject to the conditions hereof and in consideration of the Purchase Price (as allocated pursuant to Section 2.8) paid to Seller by Purchaser, Seller will sell, convey, transfer, assign and deliver to Purchaser, and Purchaser will purchase, take delivery of and acquire from Seller, all of Seller’s right, title and interest in, to and under all of the Assets owned or held by Seller that are necessary for the ownership, design, development, Distribution or commercial exploitation of the Products or the operation of the Business (collectively, the “Purchased Assets”), free and clear of any Encumbrances other than Permitted Encumbrances, including, without limitation, the following Assets, but excluding the Excluded Assets:

(i) the Assigned Contracts;

(ii) the Accounts Receivable;

(iii) the Inventory;

(iv) the Promotional Materials;

(v) the Applicable Permits to the extent permitted under and consistent with the requirements of applicable Law;

(vi) the Books and Records;

(vii) the Product Intellectual Property;

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(viii) all prepaid expenses, advance payments, deposits, surety accounts and other similar Assets related to the Business, including, without limitation, prepaid deposits with suppliers;

(ix) all goodwill of or relating to the Products or the Business; and

(x) all other Assets and rights of Seller of every kind associated with the Business, whether tangible or intangible, and wherever situated.

Section 2.2 Excluded Assets. Without prejudice to Section 2.1, the Parties acknowledge and agree that Seller is not selling, conveying, transferring, delivering or assigning any rights whatsoever, and Purchaser is not purchasing, taking delivery of or acquiring any rights whatsoever, to the Assets of Seller not utilized in connection with the Business or related to the Products (the “Excluded Assets”), including the following:

(i) any cash and cash equivalents of Seller;

(ii) any Excluded Intellectual Property;

(iii) any Contract that is not an Assigned Contract;

(iv) all of the land, buildings, structures, improvements, fixtures and other real property and the easements, rights of way, appurtenances thereon or thereto and other similar rights and interests in real property owned or leased by Seller (regardless of whether such real property is used in connection with the Business or relates to the Products);

(v) the rights that accrue to the Seller hereunder; and

(vi) insurance policies.

Section 2.3 Assumed Liabilities. As of the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, Purchaser shall assume and pay, perform or otherwise discharge when due, in accordance with their respective terms and subject to the respective conditions thereof, only the following Liabilities (collectively, the “Assumed Liabilities”), and no other Liabilities of any kind:

(a) subject to Section 2.5, any Liability incurred or that comes into existence after the Closing Date under any Assigned Contract to the extent such Liability is directly attributable to the performance of any Assigned Contract after the Effective Time by virtue of Purchaser’s ownership of the Purchased Assets or operation of the Business;

(b) any Liability (including any Liability to third parties for royalty, license fees and other payment obligations under the Assigned Contracts) arising after the later of (i) the Closing Date, or (ii) the date on which (A) the Assigned Contract is assigned by Seller to Purchaser or (B) the practical benefit of such Assigned Contract is provided to Purchaser pursuant to Section 2.5 (other than such Liabilities that (1) were otherwise required to have been paid, performed or discharged on or prior to the later of the dates determined under clause (ii) above, (2) relate to goods or services sold on or prior to such date, (3) that otherwise result from a breach of or default under any such Assigned Contract on or prior to such date, or (4) are not related in any way to the Products or the Business);

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) any accounts payable reflected on the Interim Balance Sheet that remains unpaid at the Effective Time;

(d) any accounts payable incurred by Seller in the ordinary course of business between the Interim Balance Sheet Date and the Effective Time that remains unpaid at the Effective Time;

(e) any Liabilities for goods and services with respect to the manufacture and Distribution of the Products and Inventory manufactured, Distributed and / or sold by Seller after the Effective Time;

(f) any Property Taxes to the extent specifically allocated to Purchaser pursuant to Section 8.2(b);

(g) the [***]Settlement Amount;

(h) any Liabilities with respect to the Alphatec Note; and

(i) any other Liability specifically and to the extent set forth on Schedule 2.3 hereto.

Section 2.4 Excluded Liabilities. Seller shall retain and shall be responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any responsibility for any Liabilities of Seller other than the Assumed Liabilities (the “Excluded Liabilities”), including:

(a) any Liabilities relating to or arising out of the Excluded Assets;

(b) any Liabilities (including all Actions relating to any such Liabilities) arising out of any patent infringement, regulatory liability, product liability or similar claim for injury to Person or property which resulted from the manufacture, use or misuse of Products or Inventory manufactured or Distributed before the Effective Time;

(c) any Liabilities of Seller, or otherwise imposed on the Purchased Assets or with respect to the Business, in respect of any Tax, including without limitation (i) any Liabilities of Seller for the Taxes of any other Person under United States Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise and (ii) any Transfer Taxes, but excluding any Property Taxes to the extent specifically allocated to Purchaser pursuant to Section 8.2(b);

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) any indebtedness of Seller (other than the Alphatec Note);

(e) any Liability arising under any Assigned Contract in connection with any breaches or defaults thereunder occurring before the Effective Time;

(f) Seller’s obligations under this Agreement and the Other Agreements, and any Liabilities arising out of Seller’s failure to perform any such obligations hereunder or thereunder;

(g) any Liability of Seller to employees of Seller, including any Liability related to any Plan or any other employee benefit plan, program, policy or arrangement presently or formerly maintained or contributed to by Seller of its ERISA Affiliates, or with respect to which Seller or any ERISA Affiliate has any liability;

(h) any Liabilities to present or former members of Seller;

(i) any Liabilities arising out of or relating to the [***] Litigation, other than the [***] Settlement Amount;

(j) any Liability based upon, alleging or arising out of any act, omission or occurrence by or relating to the ownership of the Purchased Assets or the operation of the Business before the Effective Time;

(k) any legal, financial advisory, accounting, investment banking and other fees, expenses and Liabilities incurred by or on behalf of Seller in connection with the negotiation, preparation and execution of this Agreement and the Other Agreements and the performance or consummation of the transactions contemplated by this Agreement and the Other Agreements; and

(l) any Liability not expressly set forth in Section 2.3(a) through 2.3(i).

Section 2.5 Procedures for Certain Purchased Assets Not Freely Transferable.

(a) If any Asset or right (other than the Applicable Permits) included in the Purchased Assets is not assignable or transferable to Purchaser either by virtue of the provisions thereof (or by virtue of agreements with respect thereto) or under applicable Law without the consent of one or more third Persons (each, a “Non-Assignable Right”), Seller shall use its commercially reasonable efforts, at its sole cost and expense, to obtain such consents after the execution of this Agreement until such consent is obtained. If any such consent cannot be obtained prior to the Closing Date and the Closing occurs, then, notwithstanding anything to the contrary contained in this Agreement or any Other Agreement but subject to subsection (c) below:

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of the Non-Assignable Right, and (A) Seller shall use commercially reasonable efforts to obtain such consent as soon as reasonably possible after the Closing Date, and (B) Purchaser shall cooperate, to the extent commercially reasonable, with Seller in Seller’s efforts to obtain such consents; and

(ii) at Purchaser’s election, (A) the Non-Assignable Right shall be an Excluded Asset and Purchaser shall have no obligation pursuant to Section 2.1(a) or Section 2.3 or otherwise with respect to any such Non-Assignable Right or any Liability with respect thereto, or (B) Seller shall use its commercially reasonable efforts to obtain for Purchaser substantially all of the practical benefit and burden of such Non-Assignable Right, including by (1) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Purchaser and Seller and (2) subject to the consent and control of Purchaser, enforcement, at the cost and for the account of Purchaser, of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

(b) If any of the Applicable Permits included in the Purchased Assets are not assignable or transferable without obtaining a replacement permit, then, notwithstanding anything to the contrary in this Agreement or any Other Agreement, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of such Applicable Permit, and Seller shall use commercially reasonable efforts to cooperate with Purchaser in its efforts to obtain a replacement permit issued in Purchaser’s name. If any replacement Applicable Permit cannot be obtained prior to the Closing Date and the Closing occurs, Seller shall (and, as applicable, shall cause its Affiliates to) allow Purchaser to operate under Seller’s or such Affiliate’s Applicable Permit if permitted by applicable Law or applicable Governmental Authorities for a period of up to six (6) months from the Closing Date (or such longer period as may be reasonably necessary for Purchaser, using commercially reasonable efforts, to obtain the replacement Applicable Permit).

Section 2.6 Purchase Price. Subject to the adjustments set forth in Section 2.7 , in consideration of the sale, transfer, assignment, conveyance, license and delivery of the Purchased Assets under Article II, Purchaser shall, upon the Closing, assume the Assumed Liabilities and pay or do the following (collectively referred to as the “Purchase Price):

(a) Purchaser shall, upon the Closing, issue Five Million Two Hundred Forty Thousand Forty-Seven (5,240,047) shares of Common Stock (the “Shares”), which equals a total aggregate cash value of Eight Million Nine Hundred Fifty Thousand Dollars and Twenty-Eight Cents ($8,950,000.28) based on the Purchaser Stock Price, subject to reduction in an amount equal to the AP Excess Share Reduction (valued at the Purchaser Stock Price ), which Shares shall be issued by Purchaser as follows:

(i) One Million One Hundred Seventy Thousand Nine Hundred Sixty (1,170,960) Shares (the “Escrow Shares”) (valued at the Purchaser Stock Price, which aggregate value shall comprise the “Indemnity Escrow Fund”) shall be deposited with JPMorgan Chase Bank, NA (the “Escrow Agent”) at the Closing to hold in accordance with the terms of the escrow agreement to be executed at Closing by Purchaser, the Escrow Agent and Seller in the form attached hereto as Exhibit I (the “Escrow Agreement”), for the purpose of satisfying any indemnification claims hereunder; and

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) The remaining number of Shares after the deposit of the Escrow Shares shall be issued to Seller at the Closing.

(b) Purchaser shall pay to Seller at the Closing by direct wire transfer of immediately available funds to the Purchase Price Bank Account, an amount equal to (i) Two Million Dollars ($2,000,000), minus (ii) the Estimated AP Excess Amount (the “Closing Cash Consideration”); provided that to the extent such amount is less than $0, Purchaser shall not wire Seller any funds and such amount less than $0 shall be treated as a reduction against the Share consideration set forth in Section 2.6(a) above (the “AP Excess Share Reduction”).

(c) On April 10, 2013, Purchaser shall pay to Seller by direct wire transfer of immediately available funds to the Purchase Price Bank Account, an amount equal to (i) four million dollars ($4,000,000), minus (ii) any amounts subject to the Right of Setoff, including any Adjustment Deficiency Amount (together with the Closing Cash Consideration and subject to the adjustments set forth in Section 2.7, the “Cash Consideration”).

Section 2.7 Adjustment to Purchase Price.

(a) Not more than five (5) nor later than three (3) days prior to the Closing Date, Seller shall have caused to be prepared and delivered to Purchaser, Seller’s reasonable and good faith estimate of the AP Excess Amount, if any, and the components and calculations thereof in reasonable detail (any such excess amount, the “Estimated AP Excess Amount”).

(b) Within sixty (60) days following the Closing Date, Purchaser shall cause to be prepared and delivered to Seller a statement (the “AP/AR Statement”) setting forth the AP Excess Amount and the components and calculations thereof in reasonable detail and prepared in accordance with GAAP, and setting forth the calculation of the amount by which the AP Excess Amount as shown on the AP/AR Statement either (A) exceeds the Estimated AP Excess Amount (as such amount may be adjusted below, the “Adjustment Deficiency Amount”) or (B) is less than the Estimated AP Excess Amount (as such amount may be adjusted below, the “Adjustment Excess Amount”).

(c) After receipt of the AP/AR Statement, Seller shall have thirty (30) days to review the AP/AR Statement. Purchaser shall give, or cause to be given, to Seller reasonable access during standard working hours to all documents, records and the relevant employees and consultants of Purchaser in order to allow Seller to confirm the accuracy of the AP/AR Statement. Not later than thirty (30) days following the date of receipt of the AP/AR Statement, Seller shall provide Purchaser with a notice (an “Adjustment Dispute Notice”) listing those items, if any, to which Seller takes exception, which notice shall also (i) specifically identify, and provide a reasonably detailed explanation of the basis upon which Seller has delivered such list, including the applicable provisions of this Agreement on which the dispute set forth in such Adjustment Dispute Notice is based, (ii) set forth the amount of the AP Excess Amount that Seller has calculated, and (iii) specifically identify Seller’s proposed adjustment(s). Unless Seller delivers the Adjustment Dispute Notice to Purchaser setting forth the specific items disputed by Seller on or prior to the thirtieth (30th) day following Seller’s receipt of the AP/AR Statement, Seller shall be deemed to have accepted and agreed to the AP/AR Statement and such statement (and the calculations contained therein) shall be final, binding and conclusive. If Seller provides Purchaser with an Adjustment Dispute Notice within such thirty (30) day period, Purchaser and Seller shall, within fifteen (15) days following receipt of such Adjustment Dispute Notice by Seller (the “Resolution Period”), use good faith efforts to resolve their differences with respect to the items specified in the Adjustment Dispute Notice (the “Disputed Items”), and all other undisputed items (and all calculations relating thereto) shall be final, binding and conclusive. Any written resolution by Purchaser and Seller during the Resolution Period as to any Disputed Items shall be final, binding and conclusive.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) If Seller and Purchaser do not resolve all Disputed Items by the end of the Resolution Period, then all Disputed Items remaining in dispute shall be submitted within fifteen (15) days following the expiration of the Resolution Period to an accounting firm of national reputation that is independent of Purchaser and Seller and that is reasonably acceptable to both Seller and Purchaser to resolve the remaining matters in dispute (the “Neutral Arbitrator”), and such firm shall be the Neutral Arbitrator for all purposes of this Section 2.7(c). The Neutral Arbitrator shall act as an arbitrator to determine only those Disputed Items remaining in dispute, consistent with this Section 2.7, and shall request a statement from each of Seller and Purchaser regarding such remaining Disputed Items. The Neutral Arbitrator shall consider only those Disputed Items that Seller, on the one hand, and Purchaser, on the other hand, are unable to resolve. In resolving any Disputed Item, the Neutral Arbitrator may not assign a value to any item greater than the greatest value for such item claimed by any Party or less than the smallest value for such item claimed by any Party. The scope of the Disputed Items to be arbitrated by the Neutral Arbitrator is limited to whether the AP/AR Statement was prepared in accordance with GAAP and this Agreement, and whether there were mathematical errors in the preparation of the AP/AR Statement, and the Neutral Arbitrator is not to make any other determination. All fees and expenses relating to the work, if any, to be performed by the Neutral Arbitrator shall be allocated between Seller and Purchaser in the same proportion that the aggregate amount of the Disputed Items so submitted to the Neutral Arbitrator that is unsuccessfully disputed by such Party (as finally determined by the Neutral Arbitrator) bears to the total amount of such Disputed Items so submitted by such Party. In addition, the Parties shall give the Neutral Arbitrator access to all documents, records and employees as reasonably necessary to perform its function as arbitrator. The Neutral Arbitrator shall deliver to Seller and Purchaser a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Arbitrator by Seller and Purchaser) of the Disputed Items submitted to the Neutral Arbitrator within thirty (30) days following receipt of such Disputed Items (or as soon thereafter as practicable), which determination, absent manifest error, shall be final, binding and conclusive, and judgment may be entered on the award. If either Seller or Purchaser fails to submit a statement regarding any Disputed Items submitted to the Neutral Arbitrator within the time determined by the Neutral Arbitrator or otherwise fails to give the Neutral Arbitrator access as reasonably requested, then the Neutral Arbitrator shall render a decision based solely on the evidence timely submitted and the access afforded to the Neutral Arbitrator by Seller and Purchaser.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) The final, binding and conclusive AP/AR Statement based either upon agreement by Seller and Purchaser, the written determination delivered by the Neutral Arbitrator in accordance with this Section 2.7 or Seller’s failure to notify Purchaser, in accordance with this Section 2.7, of its objections to either the AP/AR Statement or any calculations contained therein shall be the “Conclusive AP/AR Statement.”

(f) If there is an Adjustment Deficiency Amount, then Purchaser shall be entitled to the Right of Setoff against Shares pursuant to Section 10.6(b) in an amount equal to such Adjustment Deficiency Amount. The Right of Setoff shall be Purchaser’s sole and exclusive remedy against Seller for any Adjustment Deficiency Amount.

(g) If there is an Adjustment Excess Amount, then within ten (10) Business Days following the determination of the Conclusive AP/AR Statement, Purchaser shall pay to Seller an amount equal to such Adjustment Excess Amount by direct wire transfer of immediately available funds to the Purchase Price Bank Account.

Section 2.8 Purchase Price Allocation.

(a) The Purchase Price (plus Assumed Liabilities, to the extent properly taken into account under the Code), shall be allocated among the Purchased Assets and the covenant not to compete contained in Section 8.4 of this Agreement in accordance with Section 1060 of the Code and the United States Treasury Regulations promulgated thereunder (and any similar provision of state, local or foreign law, as appropriate); provided that Purchaser shall use its reasonable efforts to allocate the Purchase Price in the manner set forth on Schedule 2.8 hereto, subject to the review and approval by Ernst and Young LLP, Purchaser’s independent registered public accounting firm (as revised under this Section 2.8, the “Purchase Price Allocation”). The Purchase Price Allocation shall be delivered by Purchaser to Seller within forty-five (45) days after the Closing Date for Seller’s review. Purchaser shall consider in good faith any changes to the Purchase Price Allocation that are reasonably requested by Seller within fifteen (15) days after Purchaser’s delivery of the Purchase Price Allocation to Seller.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) If the Purchase Price is adjusted pursuant to Section 8.2(e), the Purchase Price Allocation shall be adjusted in a manner consistent with the procedures set forth in Section 2.8(a) above.

(c) Purchaser and Seller shall file all Tax Returns (including, but not limited to, IRS Form 8594) consistent with the Purchase Price Allocation. Neither Purchaser nor Seller shall take any Tax position inconsistent with such Allocation and neither Purchaser nor Seller shall agree to any proposed adjustment to the Purchase Price Allocation by any Taxing authority without first giving the other Party prior written notice; provided, however, that nothing contained herein shall prevent Purchaser or Seller from settling any proposed deficiency or adjustment by any Taxing authority based upon or arising out of the Purchase Price Allocation, and neither Purchaser nor Seller shall be required to litigate before any court any proposed deficiency or adjustment by any taxing authority challenging such Purchase Price Allocation. Not later than thirty (30) days prior to the filing of their respective IRS Forms 8594 relating to this transaction, each of Purchaser and Seller shall deliver to the other Party a copy of its IRS Form 8594.

Section 2.9 Risk of Loss. Until the Effective Time, any loss of or damage to the Purchased Assets shall be the sole responsibility of Seller. As of the Effective Time, title to the Purchased Assets (other than Non-Assignable Rights) shall be transferred to Purchaser. After the Effective Time, Purchaser shall bear all risk of loss associated with the Purchased Assets (other than Non-Assignable Rights) and shall be solely responsible for procuring adequate insurance to protect the Purchased Assets (other than Non-Assignable Rights) against any such loss.

Section 2.10 Withholding. Each of Purchaser and the Escrow Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Seller or any other Person such amounts as each of Purchaser and the Escrow Agent determine is required to deduct and withhold under the Code, or any Tax law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

ARTICLE III.

CLOSING

Section 3.1 Closing. Upon the terms and subject to the conditions of this Agreement, the Closing shall be held on a date to be specified by the Parties, such date (the “Closing Date”) to be no later than the third Business Day after satisfaction or waiver of all of the conditions set forth in Article VII, at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, unless the Parties otherwise agree. The Parties will exchange (or cause to be exchanged) at the Closing the funds, agreements, instruments, certificates and other documents, and do, or cause to be done, all of the things respectively required of each Party as specified in Section 3.2. The Closing shall be deemed to have occurred at 11:59 p.m. California time on the day immediately preceding the Closing Date (the “Effective Time”).

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3.2 Transactions at Closing. At the Closing, subject to the terms and conditions hereof:

(a) Seller’s Actions and Deliveries. Seller shall deliver or cause to be delivered to Purchaser:

(i) executed counterparts of each of the Other Agreements to which it is a party;

(ii) letter(s) and all other required documentation from Seller to the FDA and each other Governmental Authority and Person in the form and including the content required under the FDA Act and other applicable Laws, and duly executed by Seller, transferring the rights to the Applicable Permits to Purchaser;

(iii) a certificate, dated as of the Closing Date, duly executed by an authorized officer of Seller, certifying:

(1) all persons executing this Agreement, each of the Other Agreements and any other documents delivered pursuant hereto or thereto on behalf of Seller are incumbent authorized officers of Seller,

(2) as to the matters set forth in Section 7.2(a) and (b), and

(3) that (A) Seller’s Certificate of Formation and Limited Liability Company Operating Agreement, attached to the certificate, are true and complete, (B) such Certificate of Formation and Limited Liability Company Operating Agreement have been in full force and effect in the form attached since the date of the adoption of the resolutions referred to in clauses (C) and (D) below, and no amendment to such organizational documents has occurred since the date of the last amendment annexed thereto, if any, (C) the resolutions adopted by the board of directors or other governing body of Seller (or a committee thereof duly authorized) authorizing the execution, delivery and performance of this Agreement were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified, except to the extent attached thereto, and (D) the resolutions adopted by the members of Seller (or a committee thereof duly authorized) authorizing the execution, delivery and performance of this Agreement were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout or by written consent, remain in full force and effect, and have not been amended, rescinded or modified, except to the extent attached thereto;

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv) subject to Section 2.5, assignment and assumption agreements or subcontracts, solely to the extent applicable, in form and substance reasonably acceptable to the Parties, as may be necessary to effect the assignment to Purchaser of all rights of Seller in and to the Assigned Contracts and Product Intellectual Property;

(v) copies of all third party consents (including consents of Governmental Authorities) set forth on Schedule 7.2(d) of the Seller Disclosure Schedule;

(vi) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may be reasonably requested by Purchaser, executed by Seller;

(vii) a properly executed affidavit prepared in accordance with Treasury Regulation Section 1.1445-2(b), certifying Seller’s non-foreign status;

(viii) the Payoff Letters;

(ix) the Consulting Agreements;

(x) the legal opinion of Stradling Yocca Carlson & Rauth, counsel to Seller, substantially in the form attached hereto as Exhibit J; and

(xi) such other documents, certificates or instruments as the Parties may reasonably agree to deliver or cause to be delivered in connection with the consummation of the Transactions, and all other related matters, in form and substance reasonably acceptable to the Parties.

Section 3.3 Purchaser’s Actions and Deliveries. Purchaser shall deliver or cause to be delivered to Seller:

(i) A certificate representing the Shares, less the amount of Escrow Shares;

(ii) the Cash Consideration in full by direct wire transfer of immediately available funds directly to the Purchase Price Bank Account as set forth in Section 2.6;

(iii) executed counterparts of each of the Other Agreements to which it is a party;

(iv) a certificate, dated as of the Closing Date, duly executed by an authorized officer of Purchaser, certifying:

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1) all persons executing this Agreement, each of the Other Agreements and any other documents delivered pursuant hereto or thereto on behalf of Purchaser are incumbent authorized officers of Purchaser,

(2) as to the matters set forth in Section 7.3(a) and (b), and

(3) the (A) Purchaser’s organizational documents, attached to the certificate, are true and complete, (B) such organizational documents have been in full force and effect in the form attached since the date of the adoption of the resolutions referred to in clause (C) below and no amendment to such organizational documents has occurred since the date of the last amendment annexed thereto, and (C) the resolutions adopted by the board of directors or other governing body of Purchaser (or a committee thereof duly authorized) authorizing the execution, delivery and performance of this Agreement were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified, except to the extent attached thereto;

(v) such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to the Parties, as may be necessary to effect Purchaser’s assumption of the Assumed Liabilities; and

(vi) such other documents, certificates or instruments as the Parties may reasonably agree to deliver or cause to be delivered in connection with the consummation of the Transactions, and all other related matters, in form and substance reasonably acceptable to the Parties.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF SELLER

At the Execution Date and the Effective Time (except as to certain representations and warranties which expressly speak as of a date certain, which shall speak as of such date), subject to the exceptions as set forth in the Seller Disclosure Schedule, Seller represents and warrants to Purchaser as follows:

Section 4.1 Organization. Seller is a limited liability company duly formed, validly existing and in good standing under the Law of State of California. Seller has all requisite entity power and authority to own, lease and operate the Business and the Purchased Assets, as applicable. Seller is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the operations of the Business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 4.2 Due Authorization. Seller has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements, and the execution and delivery of this Agreement and the Other Agreements and the performance of all of its obligations hereunder and thereunder have been duly authorized by Seller.

Section 4.3 No Conflicts; Enforceability.

(a) The execution, delivery and performance of this Agreement and the Other Agreements by Seller (i) are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the Certificate of Formation or Limited Liability Company Operating Agreement of Seller, (ii) assuming that all of the consents, approvals, authorizations and permits described in Schedule 4.9(e) and 4.10 have been obtained and all of the filings and notifications described in Schedule 4.9(e) and 4.10 have been made, does not conflict with any Law applicable to Seller or the Business or by which the Purchased Assets are bound, and (iii) except as set forth on Schedule 4.3 of Seller Disclosure Schedule, does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, or result in the creation or imposition of any Encumbrance upon, any Contract or Applicable Permit to which Seller or any of the Purchased Assets is bound or subject, or any applicable Order of any Governmental Authority to which Seller is a party or by which Seller or any of the Purchased Assets is bound or subject.

(b) This Agreement and the Other Agreements have been (or, with respect to Other Agreements to be executed as of the Closing Date, will be) duly executed and delivered by Seller, and constitute (or, with respect to Other Agreements to be executed as of the Closing Date, will constitute) the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other Law of general application relating to or affecting creditors’ rights generally.

Section 4.4 Title; Assets.

(a) Except as set forth on Schedule 4.4 of the Seller Disclosure Schedule, Seller directly owns the Purchased Assets free and clear of all Encumbrances other than the Permitted Encumbrances, and upon the consummation of the Transactions, Purchaser shall acquire good and marketable title to, and all right, title and interest of Seller in and to, the Purchased Assets, free and clear of all Encumbrances other than the Permitted Encumbrances.

(b) The Purchased Assets constitute all of the Assets that are necessary to operate the Business in the manner presently operated by Seller and include all of the Assets currently used by Seller to operate the Business.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 4.5 Inventory.

(a) Except as set forth on Schedule 4.5 of the Seller Disclosure Schedule, the Inventory (i) is good, useable, saleable and currently merchantable in the ordinary course of business, (ii) to Seller’s Knowledge, was produced or manufactured in accordance with the specifications for the Products as set forth in the Registrations and Good Manufacturing Practices and in compliance with applicable Law, and (iii) to Seller’s Knowledge, is free of any defect.

(b) To the extent the Inventory contains raw materials and work-in-process, such raw materials and work-in process (i) to Seller’s Knowledge, are of good manufacturing quality, (ii) to Seller’s Knowledge, have been manufactured, handled, maintained, packaged and stored at all times in accordance with the specifications set forth in the relevant Registrations, in compliance with applicable Law and current Good Manufacturing Practices, and in compliance with all requirements of relevant Governmental Authorities.

(c) Since the Interim Balance Sheet Date, Seller has continued to replenish Inventory in a normal and customary manner consistent with past practice. Seller has not received written notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its Products. Seller is not under liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, distributors, retailers or other customers, in excess of $10,000 in any individual instance.

Section 4.6 Applicable Permits. Schedule 1.1(a) of the Seller Disclosure Schedule sets forth a true, accurate and complete list of all of the permits, approvals, licenses, franchises or authorizations from any applicable Governmental Authority, as well as all applications or notifications or submissions for Applicable Permits pending as of the Execution Date, that are necessary or appropriate for the manufacture, sale or Distribution of the Products or the conduct of the Business. All fees and charges with respect to such Applicable Permits have been paid in full. Such Applicable Permits are in full force and effect and the Purchased Assets are being used in material compliance with all such Applicable Permits. No revocation, suspension, lapse, cancellation or modification of any of Applicable Permits is pending or, to Seller’s Knowledge, threatened.

Section 4.7 Intellectual Property.

(a) Schedule 4.7(a) of the Seller Disclosure Schedule is a complete and accurate list of the following with respect to the Product Intellectual Property:

(i) Schedule 4.7(a)(i) lists all of the Product Patents, setting forth in each case the name of the purported owner (and if Seller or its Affiliates are not the purported owner, also setting forth the Contract under which such Product Patent was licensed to Seller and/or its Affiliates), the jurisdictions in which any issued Product Patents have been issued and Product Patent applications have been filed and a detailed description of any filings or payment of fees that are due to any Governmental Authority during the ninety (90) day period following the Closing.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) Schedule 4.7(a)(ii) lists all (i) of the Product Trademarks and domain names associated with the Products, setting forth in each case the name of the purported owner (and if Seller or its Affiliates are not the purported owner, also setting forth the Contract under which such Product Patent was licensed to Seller and/or its Affiliates), any jurisdictions in which such Trademarks, have been registered and applications for registration have been filed and a detailed description of any filings or payment of fees that are due to any Governmental Authority during the ninety (90) day period following the Closing and (ii) unregistered Product Trademarks.

(iii) Schedule. 4.7(a)(iii) lists all of the registered Product Copyrights, setting forth in each case the name of the purported owner (and if Seller or its Affiliates are not the purported owner, also setting forth the Contract under which such Product Patent was licensed to Seller and/or its Affiliates), the jurisdictions in which the Product Copyrights have been registered and applications for copyright registration have been filed and a detailed description of any filings or payment of fees that are due to any Governmental Entity during the ninety (90) day period following the Closing.

(iv) Schedule. 4.7(a)(iv) lists all of the Product Software, setting forth in each case the name of the purported owner (and if Seller or its Affiliates are not the purported owner, also setting forth the Contract under which such Product Patent was licensed to Seller and/or its Affiliates).

(b) Except as set forth on Schedule 4.7(b) of the Seller Disclosure Schedule: (i) to the Seller’s Knowledge, the Product Intellectual Property owned by the Seller (collectively, the “Owned Product Intellectual Property”) and registered is valid and in full force and effect, (ii) none of the applications and registrations for the Owned Product Intellectual Property have lapsed, expired or been abandoned, (iii) all issuance, renewal, maintenance and other payments that are or have become due with respect to any applications and/or registrations for the Owned Product Intellectual Property have been timely paid by or on behalf of Seller; (iv) all documents, certificates and other material in connection with the applications and registrations for the Owned Product Intellectual Property have, for the purposes of maintaining such Product Intellectual Property applications and registrations, been filed in a timely manner with the relevant Governmental Authorities

(c) To Seller’s Knowledge, none of the Owned Product Intellectual Property is the subject of any pending Action (including, with respect to Patents, inventorship challenges, interferences, reissues, reexaminations and oppositions, and with respect to Trademarks, invalidation, opposition, cancellation, abandonment or similar Actions) or any Order or other Contract or agreement restricting (x) the use of such Owned Product Intellectual Property in connection with any Product or (y) assignment or license thereof by Seller.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Except as set forth on Schedule 4.7(d) of the Seller Disclosure Schedule, all Owned Product Intellectual Property is under the Control of Seller. Seller has the right to assign, transfer or grant to Purchaser the rights in and to the Product Intellectual Property that are being assigned, transferred or granted to Purchaser under this Agreement. The execution, delivery or performance of this Agreement or any Other Agreements contemplated hereby, the consummation of the transactions contemplated by this Agreement or such Other Agreements and the satisfaction of any closing condition will not, to Seller’s Knowledge, contravene, conflict with or result in any termination of, or new or additional limitations on, the Purchaser’s right, title or interest in or to the Product Intellectual Property assigned, transferred or granted to Purchaser under this Agreement or any Other Agreements contemplated hereby.

(e) Schedule 4.7(e) of the Seller Disclosure Schedule sets forth a true, accurate and complete list of all royalty, license fee and other payment obligations applicable with respect to the Product Intellectual Property. Other than as set forth on Schedule 4.7(e) of the Seller Disclosure Schedule, no royalties or license fees are owed to any Person in connection with the manufacture, use or Distribution of any Product after the Closing Date.

(f) Except as set forth on Schedule 4.7(f) of the Seller Disclosure Schedule, or as otherwise contemplated by this Agreement and the Other Agreements, (i) Seller has not assigned, transferred, conveyed, or granted any licenses to the Owned Product Intellectual Property to third parties, or otherwise caused or permitted any Encumbrance to attach to any Owned Product Intellectual Property or the Products (other than Permitted Encumbrances); (ii) Seller is not party to any agreements or Contracts with third parties that materially limit or restrict use of the Owned Product Intellectual Property or require any payments for their use; (iii) no other Person has any proprietary, commercial, joint ownership, royalty or other interest in the Owned Product Intellectual Property or the goodwill associated therewith; and (iv) Seller has not entered into any Contract (A) granting any Person rights to practice or use the Owned Product Intellectual Property other than non-exclusive licenses granted in the ordinary course of the Business, (B) granting any Person the right to control the prosecution of any of the Owned Product Intellectual Property (C) granting any Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Owned Product Intellectual Property, or (D) agreeing to indemnify any Person against any charge of infringement or misappropriation of any Third Party Intellectual Property with respect to such Person’s practice or use of the Owned Product Intellectual Property or the manufacture, use or Distribution of any Product.

(g) To Seller’s Knowledge, there has not been and there currently is no unauthorized use, infringement, misappropriation or violation of any of the Owned Product Intellectual Property by any Person; Seller has not instituted any Action or threatened to institute any Action against any Person making such a claim of infringement or misappropriation.

(h) To Seller’s Knowledge, (1) the conduct of the Business, as it has been and is now being conducted, does not infringe or misappropriate or otherwise violate, as applicable, the Intellectual Property rights of any Person; and (2) Seller has not received any written notice from any Person, and does not have Knowledge of, any claim or assertion to the contrary.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) Seller has used commercially reasonable efforts to maintain in confidence all Product Know-How that is not in the public domain and to protect the secrecy, confidentiality and value of all trade secrets included within the Owned Product Intellectual Property. Seller has taken all measures reasonably necessary to preserve and protect the Owned Product Intellectual Property by the implementation and enforcement of a policy requiring each employee and contractor involved with the Product to execute proprietary information and confidentiality agreements, and (in appropriate cases) assignment of invention / work made for hire covenants, and all employees and contractors of Seller and its Affiliates so involved have executed such agreements and covenants. As of the Closing Date, Purchaser shall have the right to: (i) sue for (and otherwise assert claims for) and recover damages and obtain any and all other remedies available at law or in equity for any past, present or future infringement, misappropriation or other violation of any of the Owned Product Intellectual Property (and to settle all such suits, actions and proceedings); (ii) seek protection therefor; and (iii) to claim all rights and priority thereunder notwithstanding the other provisions hereof.

(j) The Product Intellectual Property constitutes all of the Intellectual Property used by the Seller to conduct the Business.

(k) No funding, facilities or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Owned Product Intellectual Property.

(l) Seller has not and has never been a member or promoter of, or a contributor to or made any commitments or agreements regarding any patent pool, industry standards body, standard setting organization, industry or other trade association or similar organization, in each case that could or does require or obligate Seller to grant or offer to any other Person any license or right to the Owned Product Intellectual Property.

(m) To the Knowledge of Seller, no employee, consultant or contractor of Seller has been, is or will be, by performing services for Seller with respect to the Product, in violation of any term of any employment, invention disclosure or assignment, confidentiality, noncompetition agreement or other restrictive covenant or any order as a result of such employee’s, consultant’s or independent contractor’s employment by Seller or any services rendered by such employee, consultant or independent contractor.

Section 4.8 Litigation. Except as set forth in Schedule 4.8 of the Seller Disclosure Schedule, there is no Action or Order (i) pending or, to Seller’s Knowledge, threatened, directly or indirectly, against, relating to or affecting Seller, any of the Transferred Assets or Assumed Liabilities or the Transactions, or (ii) pending or, to Seller’s Knowledge, threatened against any officer, manager or employee of Seller or, to Seller’s Knowledge, its members in connection with such Person’s relationship with, or actions taken on behalf of, Seller or the Business. Schedule 4.8 describes all Actions and Orders involving Seller or, to Seller’s Knowledge, any of its members, officers, managers or employees in connection with the Business occurring or arising during the previous three (3) years from the date hereof.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 4.9 Assigned Contracts.

(a) Schedule 1.1(b) of the Seller Disclosure Schedule sets forth a true, accurate and complete list of each Contract to which Seller is a party that (i) is necessary for or material to the design, development, manufacture or Distribution of the Products or the conduct of the Business; (ii) provides for aggregate annual payments, or has a value, in excess of seventy-five thousand dollars ($75,000) and is related to the Products, the conduct of the Business or the Purchased Assets; or (iii) is related to the Products, the conduct of the Business or the Purchased Assets and falls within one or more of the following categories:

(i) Contracts under which Seller owns, has under license or out-license to any other Person, or has a right to acquire (by option or otherwise), has a right to use or exercise (including any covenant not to sue or other similar right of forbearance), or otherwise Control, or has any other right or interest in or to any Product Intellectual Property;

(ii) Contracts under which the Products are designed, developed, manufactured or Distributed by Seller, including any Distribution agreements, wholesalers, manufacturing and supply agreements and Contracts with managed care organizations or Governmental Authorities; and

(iii) Contracts limiting or restraining Seller from engaging or competing in any lines of business with any Person or from purchasing any products, services or inventory from any third parties.

(b) Except as indicated in Schedule 4.9(b) of the Seller Disclosure Schedule, Seller has delivered or made available to Purchaser complete and correct copies of all Assigned Contracts listed on Schedule 1.1(b) of the Seller Disclosure Schedule (or required to be listed on such schedule), including all written amendments, modifications and waivers relating thereto.

(c) Each Assigned Contract (i) is in full force and effect in accordance with the terms thereof and constitutes a legal, valid and binding agreement of Seller, and is enforceable in accordance with its terms by Seller against each counterparty thereto, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Law relating to or affecting generally the enforcement of creditors’ rights, and the availability of equitable remedies (whether in a proceeding in equity or at law). Seller is not in breach, violation or default (and would not by the lapse of time or the giving of notice or both, be in default) under any Assigned Contract and (ii) each Assigned Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the Transactions, except as set forth on Schedule 4.9(c). To Seller’s Knowledge, no other party to any Assigned Contract is in material breach of or default (and would not by the lapse of time or the giving of notice or both, be in default) under such Assigned Contract.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Seller has no Knowledge that any party to any Assigned Contract listed on Schedule 1.1(b) of the Seller Disclosure Schedule (or required to be listed on such schedule) (i) intends to either terminate or not renew such Assigned Contract, or (ii) has or intends to submit to Seller any claim of material breach by any such party with respect to the performance of its obligations under any such Assigned Contract.

(e) Schedule 4.9(e) of the Seller Disclosure Schedule sets forth a true, accurate and complete list of the Assigned Contracts for which third party consents are required to assign such Assigned Contracts to Purchaser. Subject to the receipt of the third party consents listed on Schedule 4.9(e) of the Seller Disclosure Schedule and Closing, Purchaser will succeed to all rights, title and interests of Seller under each Assigned Contract without the necessity to obtain the consent of any other Person(s) to the assignment of such Assigned Contract.

(f) None of the Assigned Contracts have been entered into by Seller other than in the ordinary course of its business and other than on an arm’s length basis.

(g) Schedule 4.9(g) of the Seller Disclosure Schedule sets forth a true, accurate and complete list of Seller’s contractual Liabilities and commitments in excess of $500,000 in the aggregate through September 1, 2015, with such amounts aggregated by type of contractual Liability and obligation.

Section 4.10 Consents. Except for the consents set forth on Schedule 4.9(e) of the Seller Disclosure Schedule, other than as set forth on Schedule 4.10 of the Seller Disclosure Schedule, no material notice to, filing with, authorization or approval of, exemption or waiver by, or consent of, any Person, including any United States or foreign Governmental Authority, is required for Seller to transfer the Purchased Assets to Purchaser and otherwise consummate the Transactions.

Section 4.11 Taxes.

(a) Seller has timely filed (taking into account any extensions of time for such filings that have been properly and timely requested by Seller) all Tax Returns that were required to be filed with respect to the Purchased Assets and the Business. All such Tax Returns are complete and accurate in all material respects. All material Taxes owed by Seller (whether or not shown on any Tax Return) with respect to the Purchased Assets and the Business have been paid. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made by an authority in a jurisdiction in which Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction with respect to the Purchased Assets or the Business. There are no Encumbrances for Taxes (other than Permitted Encumbrances) on the Purchased Assets.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) There are no pending (or written threats of) audits, investigations, disputes, notices of deficiency, claims or other actions for or relating to any Liability for Taxes of Seller with respect to the Purchased Assets and the Business. Seller has not, with respect to the Purchased Assets and the Business, waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(c) With respect to Taxes of the Business or relating to the Purchased Assets: (i) no closing agreement or Tax rulings that could affect a Post-Closing Tax Period have been requested or received from any Governmental Authority and (ii) Seller is not obligated to pay the Taxes of another Person by Contract, as transferee, as successor or otherwise.

(d) The unpaid Taxes of Seller with respect to the Purchased Assets and the Business did not, as of the Financial Statement Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets contained in the Financial Statements (rather than in any notes thereto). Since the Financial Statement Date, Seller has not incurred any liability for Taxes with respect to the Purchased Assets and the Business outside the ordinary course of business or otherwise inconsistent with past practice.

(e) None of the Purchased Assets is reported on any Seller Tax Return as owned by any Person other than the Person that holds legal title thereto.

Section 4.12 Labor Matters; Plans.

(a) Except as disclosed in Schedule 4.12(a) of the Seller Disclosure Schedule, with respect to the Business (a) there is, and within the last five (5) years has been, no representation of the employees or former employees of Seller within the Business by any labor organization and, to Seller’s Knowledge, there are no union organizing activities among such employees of Seller, and (b) there currently is not, and within the last five (5) years has not been, any labor strike, dispute, slowdown, stoppage or lockout pending, affecting, or threatened against Seller.

(b) Seller has provided Purchaser with a true, complete and accurate list of each of Seller’s employees engaged in the conduct of the Business (the “Business Employees”), his or her date(s) of hire by Seller, position and title (if any), current rate of compensation (including bonuses, commissions and incentive compensation, if any), whether such employee is hourly or salaried, whether such employee is exempt or non-exempt, the number of such employee’s accrued sick days and vacation days, whether such employee is absent from active employment and, if so, the date such employee became inactive, the reason for such inactive status and, if applicable, the anticipated date of return to active employment.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Schedule 4.12(c) of the Seller Disclosure Schedule lists or describes each Plan. Seller is not a participating or contributing employer in any “multiemployer plan” (as defined in Section 3(37) of ERISA) nor has Seller incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan. No Plan is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code and Seller has not previously maintained any “employee pension benefit plan” as defined in Section 3(2) of ERISA that was subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code. No Plan provides post-employment welfare benefits other than as required under Section 4980B of the Code.

(d) Each Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a determination letter to that effect from the IRS, and nothing has occurred since the date of such letter that cannot be cured within the remedial amendment period provided by Section 401(b) of the Code which would prevent any such Plan from remaining so qualified. Each Plan and any related trust, insurance contract or fund has been maintained in all material respects in accordance with its respective terms and the terms of all applicable Laws, including ERISA and the Code.

(e) There are no pending or, to Seller’s Knowledge, threatened actions, suits, investigations or claims with respect to any Plan (other than routine claims for benefits) which could result in any liability to Purchaser (whether direct or indirect).

Section 4.13 Compliance with Law. Except for the matters set forth under Schedule 4.13 of the Seller Disclosure Schedule: (a) Seller is, and at all times since January 1, 2009 has been, in material compliance with all applicable Laws relating to any Product and the Purchased Assets; (b) Seller is, and at all times since January 1, 2009, conducted the Business in material compliance with all applicable Laws; and (c) no written notices have been received by, and no claims have been filed against, Seller alleging a violation of any applicable Laws.

Section 4.14 Regulatory Matters. Without limiting the generality of Sections 4.6 and 4.13:

(a) Seller is, and at all times since January 1, 2009 has been, in material compliance with all relevant and applicable health care Laws, or by which any property, Product or other asset of Seller is bound or affected, including, but not limited to, the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) (“FDA Act”), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Stark law (42 U.S.C. § 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the regulations promulgated pursuant to such Laws, and comparable state Laws, and all other local, state, federal, national, supranational and foreign Laws, manual provisions, policies and administrative guidance relating to the regulation of Seller (collectively, “Health Care Laws”). Except for the matters set forth under Schedule 4.14(a) of the Seller Disclosure Schedule, Seller has not since January 1, 2009 received any written notification, correspondence or any other written communication from any Governmental Authority of potential or actual non-compliance by, or liability of, Seller under any Health Care Laws, and there is no lawsuit, action, other proceeding, or claim pending, received, or, to Seller’s Knowledge, threatened against Seller which relates in any way to a violation of any Health Care Law. To Seller’s Knowledge, none of Seller’s managers, officers, or employees are in violation of any Health Care Laws applicable to them by virtue of, and in connection with, their capacity as manager, officer or employee, respectively, of Seller.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) There is no lawsuit, action, other proceeding or claim pending, received or, to Seller’s Knowledge, threatened against Seller which relates in any way to a violation of any Law pertaining to any governmental health care program or third party payment program (collectively, “Health Care Programs”) or which could result in the imposition penalties against or the exclusion of Seller from participation in any Health Care Program. To Seller’s Knowledge, none of Seller or any of its officers, directors, employees or agents has engaged in any activity which is reasonably likely to be cause for civil penalties or mandatory or permissive exclusion from any Health Care Program.

(c) Except as set forth in Schedule 4.14(c) of the Seller Disclosure Schedule, Seller is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority.

(d) Seller has since January 1, 2009 obtained and maintained each Applicable Permit legally required for operation of the Business as currently conducted, the holding of any interest in any of Seller’s properties and assets, and the operation of Seller’s facilities, and all of such Applicable Permits are in full force and effect. Seller has not received any written communication from any Governmental Authority regarding, and, to Seller’s Knowledge, there are no facts or circumstances that are likely to give rise to, (i) any material adverse change in any Applicable Permit, or any failure to materially comply with any applicable Laws or any term or requirement of any Applicable Permit or (ii) any revocation, withdrawal, suspension, cancellation, limitation, termination or material modification of any Applicable Permit.

(e) All applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for an Applicable Permit from the FDA or other Governmental Authority relating to Seller, the Business and the Products, when submitted to the FDA or other Governmental Authority were true, complete and correct as of the date of submission in all material respects and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other Governmental Entity.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f) Except as set forth in Schedule 4.14(f) of the Seller Disclosure Schedule, Seller has not since January 1, 2009 had any manufacturing site subject to a Governmental Authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters” or similar correspondence or notice from the FDA or other Governmental Authority in respect of the Business and alleging or asserting noncompliance with any applicable Laws, Applicable Permits, and, to the Knowledge of Seller, neither the FDA nor any Governmental Authority is considering such action.

(g) Seller is not the subject of any pending or, to the Knowledge of Seller, threatened investigation in respect of Seller or Products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither Seller, nor, to Seller’s Knowledge, any of its officers or employees, has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar Law. As of the date hereof, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or threatened against Seller or, to Seller’s Knowledge, any of its officers or employees.

(h) Except as set forth in Schedule 4.14(h) of the Seller Disclosure Schedule, there have been no (i) recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Products (“Safety Notices”) during the past five (5) years. Schedule 4.14(h) of the Seller Disclosure Schedule lists (i) all such Safety Notices, (ii) the dates such Safety Notices, if any, were resolved or closed, and (iii) to Seller’s Knowledge, any material complaints with respect to the Products that are currently unresolved. To Seller’s Knowledge, there have been no material product complaints with respect to the Products, and to Seller’s Knowledge, there are no facts that would be reasonably likely to result in (i) a material Safety Notice with respect to the Products, (ii) a change in the marketing classification or a material change in labeling of any the Products; or (iii) a termination or suspension of marketing or testing of any of the Products.

Section 4.15 Financial Statements; No Undisclosed Liabilities.

(a) Seller has delivered or made available to Purchaser true and correct copies of Seller’s (i) audited balance sheet at December 31, 2011 (the “Financial Statement Date”), and the related audited statements of operations and cash flow for the year ended December 31, 2011 (collectively, the “Audited Financial Statements”), and (ii) unaudited balance sheet (“Interim Balance Sheet”) at August 31, 2012 (“Interim Balance Sheet Date”), and the related unaudited statements of operations and cash flow for the eight (8)-month period ended August 31, 2012 (the “Interim Financial Statements and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods indicated, and presented fairly, in all material respects, the financial position of Seller as of the respective dates thereof and the consolidated results of operations and cash flows of Seller for the respective periods indicated therein (subject, in the case of the Interim Financial Statements, to the absence of footnotes and year-end adjustments of a normal and recurring type which, individually or in the aggregate, are not expected to have a Material Adverse Effect).

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) There are no Liabilities of Seller directly or indirectly related to the Business or the Purchased Assets of any kind whatsoever, whether accrued, fixed, absolute, contingent, known, unknown, determined, determinable or otherwise (and whether due or to become due), of a nature required by GAAP to be reflected in financial statements other than (i) Liabilities disclosed or provided for in the Financial Statements and (ii) current Liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Financial Statement Date that, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect.

(c) The amount accrued for the [***] Litigation as reflected on the Interim Balance Sheet is reasonable based on Seller’s good faith analysis of such litigation.

Section 4.16 Absence of Changes. Since the Financial Statement Date, Seller has operated the Business in the ordinary course of business and consistent with past practice, and, except as set forth in Schedule 4.16 of the Seller Disclosure Schedule:

(a) there has not been any Material Adverse Effect, or any event, development or state of circumstances that individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect;

(b) Seller has not (i) ceased to own any Assets that would, but for such loss of ownership, have been included in the Purchased Assets (except for sales of Inventory and disposition of Promotional Materials in the ordinary course of business consistent with past practice), (ii) terminated, amended any material term of or waived any material right under any Assigned Contract or under any other Contract that would, but for such termination, amendment or waiver, have been included in Assigned Contracts, (iii) waived, released, granted, licensed or transferred any right, title or interest in or to any Purchased Assets or any other Asset that would, but for such waiver, release, grant, license or transfer, have been included in Purchased Assets, or (iv) caused or assented to the creation or other incurrence of any Encumbrance (other than a Permitted Encumbrance) on any Purchased Asset;

(c) Seller has maintained all Applicable Permits and pricing information contained in the Books and Records in the ordinary course of business;

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Seller has not instituted, settled or agreed to settle any Action related to the Products or the Business;

(e) Seller has not taken any material write-down of the value of any Purchased Asset;

(f) no material permit, approval, license, concession, franchise or authorization has been cancelled, become delinquent or been lost that otherwise would have been an Applicable Permit;

(g) any delay or postponement of payment of accounts payable or other Liabilities of Seller outside the ordinary course of business consistent with past practice;

(h) there has been no loss of any supplier, distributor or customer of Seller set forth on Schedule 4.20;

(i) there has been no changes to Seller’s organizational documents;

(j) there has not been any damage, destruction or loss (whether or not covered by insurance) to any material assets included in the Purchased Assets;

(k) there has not been any transaction or agreement involving Seller and any officer, manager, employee, member or equityholder, or any loans to any of the foregoing outside the ordinary course of business consistent with past practice;

(l) except as required by GAAP or applicable Law, there has been no change in Seller’s accounting methods or practices, collection or credit policies, pricing policies, reserve policies, revenue recognition policies, working capital policies, accrual accounting policies, payment policies or advertising and promotions policies;

(m) Seller has not made, changed or revoked any Tax election; adopted or changed an accounting policy, method or period with respect to Taxes; filed any amended Tax Return; entered into any closing agreement; settled or compromised any Tax claim or assessment or surrendered any right to claim a Tax refund; or consented to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes; in each case to the extent such action would adversely affect the Purchased Assets or the Business; and

(n) there has been no agreement or understanding, whether in writing or otherwise, by Seller or any other Person that would result in any of the foregoing transactions or events or require Seller to take any actions related to the foregoing.

Section 4.17 Insurance. Schedule 4.17 of the Seller Disclosure Schedule contains a complete and correct list of all policies of insurance maintained by Seller related to the Business or the Purchased Assets and the amounts of coverage thereunder. All such policies are in full force and effect. Seller is not in default under any provision contained in any such insurance policy relating to the Purchased Assets or the Business. Seller has not received written notice of cancellation, modification or non-renewal, or disallowance of any claim, with respect to any such policy. Except as set forth on Schedule 4.8 of Seller Disclosure Schedule, no claim related to the Products or the Business exists under any insurance policy set forth on Schedule 4.17. To Seller’s Knowledge, such insurance is adequate to cover known insurable risks of Seller.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 4.18 Brokers, Etc. Except as set forth in Schedule 4.18 of the Seller Disclosure Schedule, no broker, investment banker, agent, finder or other intermediary acting on behalf of Seller or under the authority of Seller is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.

Section 4.19 Promotional Materials. The Promotional Materials included in the Purchased Assets constitute all of the Labeling, Product informational letters, and the advertising, promotional and media materials, sales training materials (including product learning systems and any related outlines and quizzes/answers), trade show materials (including displays and trade show booths) and videos, including materials containing post-marketing clinical data, if any, and all sample kits and detail kits, owned by Seller or any of its Affiliates and associated with the commercialization of any Product (including Distribution and sales promotion information, market research studies and toll-free telephone numbers), and that Seller has utilized in connection with, the Business in the six (6) months prior to the Execution Date. Prior to the Effective Time, Seller and its Affiliates have used all Promotional Materials and conducted all promotional activities with respect to the Products in material compliance with all applicable Law and the Applicable Permits.

Section 4.20 Customer and Suppliers. Schedule 4.20 of the Seller Disclosure Schedule sets forth a list of Seller’s ten (10) largest customers, distributors and suppliers with respect to the Business (measured by dollar volume in each case) during the calendar year 2011 and during the first six months of 2012, showing with respect to each, the name, dollar volume and nature of the relationship (including the principal categories of products bought or Distributed). Seller is not required to provide any bonding or other financial security arrangements in connection with any of the transactions with any of its customers, distributors or suppliers in the ordinary course of business. Seller has not received any written communication of any intention of any customer, distributor or supplier identified on Schedule 4.20 to discontinue its relationship as a customer, distributor or supplier of, or materially reduce its purchases from or sales to Seller (or, post-Closing, from Purchaser) (whether as a result of the consummation of the Transactions or otherwise), or materially alter the prices associated with such purchases and sales.

Section 4.21 Accounts Receivable; Accounts Payable.

(a) Each Account Receivable arising from services and/or sales by Seller, whether or not earned thereby on the date hereof or on the Closing Date, constitutes a bona fide receivable resulting from a bona fide sale to a customer in the ordinary course of business consistent with past practice on commercially reasonable terms, the amount of which was actually due on the date thereof. None of such Accounts Receivable are subject to any valid counterclaim or setoff. The Closing AR Statement contains a complete and accurate list of all Accounts Receivable as of the Closing Date.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) All of the accounts payable and notes payable of Seller arose in bona fide arms’ length transactions in the in the ordinary course of business consistent with past practice, and no such account payable or note payable is delinquent in its payment. Since the date of the Interim Balance Sheet, Seller has paid its accounts payable in the ordinary course of business consistent with past practice. Except as set forth in Schedule 4.21(b) of the Seller Disclosure Schedule, as of the date hereof, Seller has no accounts payable to any Person which is an Affiliate of Seller, member, equityholder, or any manager, officer, or employee of Seller or any Affiliate of Seller (other than compensation for services performed in the ordinary course of business).

Section 4.22 Products; Warranties.

(a) Each of the Products Distributed by Seller: (i) is, and at all times up to and including the sale thereof has been, in compliance in all material respects with all applicable Laws and (b) is, and at all relevant times has been, fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made in all regulatory filings pertaining thereto and made on the container or label for such product or in connection with its Distribution. To Seller’s Knowledge, there is no design or manufacturing defect with respect to any of the Products.

(b) Schedule 4.22(b) of the Seller Disclosure Schedule sets forth the forms of Seller’s service or product warranties relating to the Products Distributed by Seller or in respect of which Seller is obligated. Except as set forth on Schedule 4.22(b), there are no existing or, to Seller’s Knowledge, threatened, material Liabilities or other material claims against Seller for Products which are defective or fail to meet any service or product warranties.

Section 4.23 Certain Payments. Neither Seller nor any of its Affiliates, nor any other Person acting for or on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or other similar payment to any governmental official or employee, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller or the Business, or (iv) in violation of any applicable Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Seller.

Section 4.24 Investment Representations.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) The issuance of the Shares by Purchaser is made in reliance upon Seller’s representation to Purchaser, which by Seller’s execution of this Agreement Seller hereby confirms, that the Shares to be received by Seller will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, except for any transfers to the members of Seller. By executing this Agreement, Seller further represents that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

(b) Seller understands and acknowledges that the issuance and sale of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act and that the Shares may not be resold except upon their subsequent registration or pursuant to an exemption from the registration requirements, and that Purchaser’s reliance upon such exemption is predicated upon Seller’s representations as set forth in this Agreement.

(c) Seller represents that: (i) it is an “accredited investor” as such term is defined in Regulation D under the Securities Act and, to the best of its knowledge, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; (ii) it believes it has received all the information it has requested from Purchaser and considers necessary or appropriate for deciding whether to obtain the Shares; (iii) it has had the opportunity to discuss Purchaser’s business, management, and financial affairs with Purchaser’s management; (iv) it has the ability to bear the economic risks of its prospective investment; and (v) it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on its investment.

Section 4.25 Books and Records. Seller has maintained Books and Records which true, accurate and complete in all material respects, and there are no material deficiencies in such Books and Records.

Section 4.26 Solvency. Upon the consummation of the Transaction, (a) Seller will not be insolvent, (b) Seller will not be left with unreasonably small capital, (c) Seller will not have incurred debts beyond its ability to pay such debts as they mature and (d) the capital of Seller will not be impaired.

Section 4.27 No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE OTHER AGREEMENTS OR SELLER DISCLOSURE SCHEDULE, SELLER IS MAKING NO REPRESENTATION OR WARRANTY AS TO THE PURCHASED ASSETS, THE PRODUCTS OR THE BUSINESS.

Section 4.28 Delivery of Documents; Accurate Disclosure. Seller has previously delivered or made available to Purchaser correct and complete copies of each Registration, Applicable Permit and Books and Records and each additional agreement, document and instrument which Purchaser or any of its Representatives has requested in writing. No representation or warranty of Seller contained in this Agreement, the Other Agreements or Seller Disclosure Schedule and none of the statements or information contained in any other document, certificate, schedule, exhibit, annex, list or other writing furnished to Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein not misleading.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

At the Execution Date and the Effective Time (except as to certain representations and warranties which expressly speak as of a date certain, which shall speak as of such date), Purchaser represents and warrants to Seller as follows:

Section 5.1 Organization. Purchaser is a corporation duly organized and validly existing and in good standing under the Law of the State of Delaware. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 5.2 Due Authorization. Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements, and the execution and delivery of this Agreement and the Other Agreements and the performance of all of its obligations hereunder and thereunder have been duly authorized by Purchaser and, to the extent required by Law, contract or otherwise, its stockholders.

Section 5.3 No Conflicts; Enforceability. The execution, delivery and performance of this Agreement and the Other Agreements by Purchaser (a) are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the Certificate of Incorporation or Bylaws of Purchaser, (b) assuming that all of the consents, approvals, authorizations and permits of any Governmental Authority described in Section 5.5 have been obtained and all of the filings and notifications described in Section 5.5 have been made and any waiting periods thereunder have terminated or expired, does not conflict with any Law applicable to Purchaser, and (c) does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material Contract binding on Purchaser or any applicable Order of any Governmental Authority to which Purchaser is a party or by which Purchaser is bound or to which any of its Assets is subject, except for such prohibition, limitation, default, notice, filing, permit, authorization, consent or approval which would not prevent or delay consummation by Purchaser of the Transactions. This Agreement and the Other Agreements have been (or, with respect to Other Agreements to be executed as of the Closing Date, will be) duly executed and delivered by Purchaser, and constitute (or, with respect to Other Agreements to be executed as of the Closing Date, will constitute) the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other Law of general application relating to or affecting creditors’ rights generally.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.4 Litigation. As of the Execution Date, there is no Action pending or, to Purchaser’s knowledge, threatened, directly or indirectly involving Purchaser (or to Purchaser’s knowledge, any third party) that would prohibit, hinder, delay or otherwise impair Purchaser’s ability to perform its obligations hereunder or under the Other Agreements, or prevent or delay the consummation of the Transactions.

Section 5.5 Consents. Except for FDA and other applicable foreign and United States regulatory or competition approvals, no notice to, filing with, authorization of, exemption by, or consent of, any Person, including any Governmental Authority, is required for Purchaser to consummate the Transactions.

Section 5.6 Brokers, Etc. No broker, investment banker, agent, finder or other intermediary acting on behalf of Purchaser or under the authority of Purchaser is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.

Section 5.7 Validity of Shares. The Shares will, when issued in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

Section 5.8 No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE OTHER AGREEMENTS, PURCHASER DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE SUBJECT MATTER OF THIS AGREEMENT.

ARTICLE VI.

COVENANTS PRIOR TO CLOSING

Section 6.1 Access to Information. Between the Execution Date and the Closing Date, Seller shall, subject to any applicable Law and the terms of any Contract, afford Purchaser and its Representatives reasonable access, during regular business hours and upon reasonable agreed-upon times, to Seller’s personnel and any properties related to any Product or Business, Assigned Contracts, Applicable Permits, the Inventory, the Books and Records and all other information and materials pertaining to the Business, provided that such access shall not unreasonably interfere with Seller’s business and operations, and shall, at all times, be subject to any other applicable legal requirements imposed by applicable Law. No investigation or inspection pursuant to this Section 6.1 or otherwise prior to the date hereof shall in any way affect or diminish any of the representations or warranties of Seller.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.2 Conduct of the Business.

(a) Between the Execution Date and the Closing Date, except as expressly provided for in this Agreement or consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall use commercially reasonable efforts to: (i) continue and conduct the Business in Seller’s (and, if applicable, its Affiliates’) ordinary and usual course of business and in a manner consistent in all material respects with past practices, which shall include using commercially reasonable efforts to maintain a level of Inventory consistent with past practice or as otherwise reasonably necessary to operate the Business (except where such conduct would conflict with Seller’s other obligations under this Agreement or any Other Agreement) and (ii) preserve in all material respects the Business, which shall include using commercially reasonable efforts to maintain good working relationships with all of its customers, distributors, wholesalers, suppliers, licensors, licensees and any others with whom or with which it has business relations.

(b) Between the Execution Date and the Closing Date, unless otherwise agreed by Purchaser, Seller shall not (and Seller shall not permit any of its Affiliates to) do any of the following without the written consent of Purchaser:

(i) sell the Products other than in the ordinary course of business or in amounts that are inconsistent with sales by Seller (and as applicable, its Affiliates) during Seller’s fiscal quarter ended June 30, 2012;

(ii) terminate or fail to exercise any rights of renewal with respect to any Assigned Contracts set forth on Schedule 1.1(b) of the Seller Disclosure Schedule that by its terms would otherwise expire, except to the extent that such termination or failure to renew is in the ordinary course of business and consistent with past practice;

(iii) settle or compromise any material claims of Seller or its Affiliates (to the extent relating to any Product or the Business);

(iv) enter into any Contract relating in any way to the Business, except to the extent that such Contract is (A) entered into in the ordinary course of business and consistent with past practice and (B) does not involve Liabilities in excess of fifty thousand dollars ($50,000) individually or two hundred fifty thousand dollars ($250,000) in the aggregate;

(v) make any budgeted or unbudgeted capital expenditure or commitment or addition to property, plant or equipment of Seller in respect of the Business or the Purchased Assets, individually or in the aggregate, in excess of two hundred fifty thousand dollars ($250,000);

(vi) take, or fail to take, any other action that could reasonably be expected to result in a breach or inaccuracy in any of the representations or warranties of Seller contained in this Agreement;

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vii)(A) incur, create, assume or permit the incurrence, creation or assumption of any Encumbrance (other than Permitted Encumbrances) with respect to the Purchased Assets, (B) dispose of any of the Purchased Assets, except for sales or use of Inventory and Promotional Materials in the ordinary course of business, or (C) waive, release, grant, license or transfer any right, title or interest in or to any Purchased Asset, except in the ordinary course of business;

(viii) revise or modify any Promotional Materials (including any Labeling) except as required by any Governmental Authority or applicable Law;

(ix) commence any litigation related to the Business or the Purchased Assets;

(x) abandon, cease prosecution on, fail to maintain, or fail to pay any fees or expenses in connection with, any Patent or pending patent application relating to the Product Intellectual Property;

(xi) abandon, fail to maintain, or fail to pay any fees or expenses in connection with, any Applicable Permits;

(xii) modify or amend in any material respect any Assigned Contract;

(xiii) make, change or revoke any Tax election; adopt or change an accounting policy, method or period with respect to Taxes; file any amended Tax Return; enter into any closing agreement; settle or compromise any Tax claim or assessment or surrender any right to claim a Tax refund; or consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes; in each case to the extent such action would adversely affect the Purchased Assets or the Business; or

(xiv) agree to take any of the actions specified in this Section 6.2, except as contemplated by this Agreement and the Other Agreements.

Section 6.3 Required Approvals and Consents. Seller shall use its commercially reasonable efforts to obtain, prior to the Closing Date, all third party consents, in accordance with and subject to its obligations under Section 2.5, required to effect the assignment of the Assigned Contracts and Applicable Permits to Purchaser; provided, that Seller shall not make any agreement or understanding affecting the Purchased Assets, the Business or the Products as a condition for obtaining any such consents or waivers except with the prior written consent of Purchaser.

Section 6.4 Transition Activities. Prior to Closing, the Parties shall enter into the Transition Services Agreement, in substantially the form attached hereto as Exhibit K (the “Transition Services Agreement”), to be effective immediately after the Effective Time, providing for the services specified therein pursuant to which Seller shall perform certain transitional services for Purchaser in accordance with the terms thereof. Following the Closing, Seller shall collect all Accounts Receivable and remit payment thereof to Purchaser pursuant to and as further set forth in the Transition Services Agreement.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.5 Non-Solicitation. Between the Execution Date and the Closing Date, Seller will not, and Seller will cause its officers, managers, members, agents, representatives and Affiliates not to, directly or indirectly, take any of the following actions with any Person other than Purchaser and its designees:

(a) solicit, initiate or encourage inquiries or proposals or conduct or engage in any discussions or negotiations to enter into any agreement or understanding (including continuing any current solicitation, initiation, encouragement, discussions or negotiations), with any other Person relating to the acquisition of all or any portion of the Business or the Purchased Assets, whether by merger, purchase of assets, sale of any of the membership interests or otherwise (other than the sale of Products in the ordinary course of business); or

(b) disclose any information relating to Seller or the Business or afford access to the properties or the Books and Records of Seller, to any Person that has contacted the Seller regarding consummation of a transaction described in subsection (a) above.

In the event Seller or its officers, managers, members, agents, representatives and Affiliates shall receive any inquiry, offer or proposal, directly or indirectly, of the type referred to in clause (a) above, or any request for disclosure pursuant to clause (b) above, Seller shall promptly, but in any event within three (3) days, inform Purchaser in writing as to any such inquiry, offer or proposal.

Section 6.6 Notifications. Between the Execution Date and the Closing Date (or any earlier termination of this Agreement), Seller, on the one hand, and Purchaser, on the other hand, shall promptly notify the other Party in writing of any fact, change, condition, circumstance, or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to (a) cause any representation or warranty made by such Party in this Agreement or any Other Agreement to be untrue or inaccurate as of the Execution Date or as of the Effective Time, or (b) cause a failure to comply with or satisfy any condition, agreement or obligation required to be complied with or satisfied by such Party under this Agreement or any Other Agreement; provided, however, the delivery of any notice pursuant to this Section 6.6 shall not (x) be deemed to cure any breach of representation, warranty, agreement or obligation or to satisfy any condition for purposes of determining whether the conditions set forth in Article VII have been satisfied, or (y) limit or otherwise affect the remedies or indemnification rights available hereunder to the Party receiving such notice.

Section 6.7 Further Assurances; Further Documents.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) As of the Execution Date, each of the Parties shall use its commercially reasonable efforts, in the most expeditious manner practicable, (i) to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VII, as applicable to each of them, (ii) to cause the Transactions to be consummated, and (iii) without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to consummate the Transactions.

(b) Each Party shall, and shall cause its respective Affiliates to, at the request of another Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with the carrying out of this Agreement and the Transactions.

(c) As of the Closing Date, Purchaser shall have the right to extend offers of employment to such Business Employees as may be determined by Purchaser. Seller’s employees who accept Purchaser’s employment offer and who become employed by Purchaser shall be referred to herein as “Transferred Employees.” Nothing in this Agreement shall limit Purchaser’s ability to terminate the employment of any Transferred Employee at any time and for any reason, including without cause.

(d) Except as otherwise expressly contemplated by the Transition Services Agreement, Seller shall be responsible for all liabilities, obligations and commitments relating to compensation and benefits relating to Business Employees (including any Transferred Employees) earned or otherwise arising prior to the Closing or as a result of the transactions contemplated by this Agreement, including any severance compensation, vacation pay and bonus payments.

(e) Seller shall provide promptly to Purchaser, at Purchaser’s request, any information or copies of personnel records (including addresses, dates of birth, dates of hire and dependent information) relating to the Transferred Employees or relating to the service of Transferred Employees with Seller (and predecessors of Seller, as applicable) prior to the Closing Date, except to the extent prohibited by Law. Seller and Purchaser shall each cooperate with the other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this Section 6.7(e).

ARTICLE VII.

CONDITIONS TO CLOSING

Section 7.1 Conditions Precedent to Obligations of Seller and Purchaser. The respective obligations of Seller and Purchaser to consummate the Transactions on the Closing Date are subject to the satisfaction or waiver (in accordance with Section 11.8) on or prior to the Closing Date of the following conditions:

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) Litigation. No preliminary or permanent injunction or other Order issued by any Governmental Authority shall be in effect, nor shall there be pending or threatened any Action before any Governmental Authority, that would restrain, enjoin or otherwise prohibit the consummation of the Transactions or materially adversely affect the ability of Purchaser to conduct the Business following the Closing substantially as it currently is being conducted as of the date hereof.

(b) Governmental Approvals. All terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the Transaction, if any, shall have occurred.

(c) No Adverse Law. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that is in effect and has the effect of (i) making the purchase and sale of the Purchased Assets illegal or (ii) prohibiting the consummation of the Transactions.

Section 7.2 Conditions Precedent to Purchaser’s Obligations. Purchaser’s obligations to consummate the Transactions shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived, at Purchaser’s sole discretion, in writing by Purchaser:

(a) Representations and Warranties. Each of the representations and warranties of Seller contained in Article IV shall be true and correct as of the Execution Date and as of the Effective Time as though made on and as of the Execution Date and the Effective Time, as applicable (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”), or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Performance. Seller shall have performed and complied in all material respects with each of the covenants, agreements and obligations Seller is required to perform or comply with under this Agreement on or before the Closing.

(c) Material Adverse Effect. As of the Closing Date, there shall have been no Material Adverse Effect.

(d) Required Consents. All consents set forth on Schedule 7.2(d) of the Seller Disclosure Schedule shall have been obtained or made, as the case may be.

(e) Member Approval. If required under the Certificate of Formation or Limited Liability Company Operating Agreement of Seller, this Agreement and the Transactions shall have been duly approved and adopted by the members and managers of Seller, as applicable, in accordance with such organizational documents, as applicable, and the applicable Law of the State of California.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f) Other Documents. Purchaser shall have received the items set forth in Section 3.2(a) and such other documents, certificates or instruments as the Parties may reasonably agree to deliver or cause to be delivered in connection with the consummation of the Transactions, and all other related matters, in form and substance reasonably acceptable to the Parties.

(g) Other Agreements. Seller shall have duly executed and delivered to Purchaser the Other Agreements.

(h) Release of Encumbrances. Purchaser shall have received prior to the Closing, evidence that all Encumbrances (other than Permitted Encumbrances) on or relating to the Purchased Assets have been properly terminated or released on or before the Closing, including either (i) a completed UCC-3 amendment removing the Purchased Assets, in a proper form for filing, in respect of each such Encumbrance or (ii) a payoff letter from the secured party thereunder, in form and substance reasonably acceptable to Purchaser, necessary to evidence the termination and release of all such Encumbrances (collectively, the “Payoff Letters”).

(i) Consulting Agreement. Each of Tom Gardner and Robert Smart shall have executed and delivered to Purchaser a Consulting Agreement in the form mutually agreed to by Purchaser and each of Tom Gardner and Robert Smart, respectively (collectively, the “Consulting Agreements”).

(j) Closing AR Statement. Purchaser shall have received from Seller a statement containing a list of all Accounts Receivable as of the Closing Date, in form and substance substantially similar to the statements of Accounts Receivable provided by Seller to Purchaser in connection with the negotiation of this Agreement (the “Closing AR Statement”).

(k) Closing Inventory Statement. Purchaser shall have received from Seller a statement setting forth the aggregate value of Inventory as of the Closing Date, with such value to be determined in accordance with the same accounting principles and methodologies as were utilized by Seller in the determination of the value of the Inventory reflected on the Interim Balance Sheet, which such statement shall be in form and substance reasonably acceptable to Purchaser (the “Closing Inventory Statement”).

(l) [***] Acknowledgement. Purchaser shall have received from Seller a written acknowledgement from [***], in form and substance reasonably acceptable to Purchaser, pursuant to which [***] acknowledges and agrees that it will not place orders for Products with Purchaser or Seller following the Closing.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 7.3 Conditions Precedent to Seller’s Obligations. Seller’s obligation to consummate the Transactions shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived, at Seller’s sole discretion, in writing by Seller:

(a) Representations and Warranties. Each of the representations and warranties of Purchaser contained in Article V shall be true and correct as of the Execution Date and as of the Effective Time as though made on and as of the Execution Date and the Effective Time, as applicable (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”), or “material adverse effect” set forth therein) would not, individually or in the aggregate, have a material adverse effect on the Purchaser’s ability to consummate the Transactions.

(b) Performance. Purchaser shall have performed and complied in all material respects with each of the covenants, agreements and obligations Purchaser is required to perform or comply with under this Agreement on or before the Closing.

(c) Other Documents. Seller shall have received the items set forth in Section 3.2(b) and such other documents, certificates or instruments as the Parties may reasonably agree to deliver or cause to be delivered in connection with the consummation of the Transactions, and all other related matters, in form and substance reasonably acceptable to the Parties.

(d) Other Agreements. Purchaser shall have duly executed and delivered the Other Agreements to Seller.

ARTICLE VIII.

ADDITIONAL AGREEMENTS

Section 8.1 Confidentiality; Publicity.

(a) For a period of three (3) years after the Closing, Seller and its Affiliates (collectively, the “Restricted Parties”) shall not at any time use or disclose to any Person other than Purchaser any confidential or proprietary information, knowledge or data relating to the Business or the Purchased Assets (including, without limitation, information relating to technical, manufacturing or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by the Restricted Parties or Purchaser or their respective Representatives which contain or otherwise reflect or are generated from such information) (collectively, “Confidential Information”), whether or not marked or otherwise identified as confidential or secret; provided, however, that the Restricted Parties may use or disclose any such Confidential Information before and after the Closing to fulfill any of their obligations under this Agreement or the Other Agreements. Notwithstanding the foregoing, the Restricted Parties shall not be prohibited from using or disclosing the Confidential Information which: (i) enters the public domain or is publicly available, provided that such public knowledge was not the result of any breach of this Agreement attributable to a Restricted Party, or (ii) is required to be disclosed by such Restricted Party pursuant to applicable Law or court order, in which case, such Restricted Party shall comply with the provisions in Section 8.1(b).

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) If any Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process, but excluding any Action to enforce the rights of the Restricted Party under this Agreement or any of the Other Agreements) or is required by operation of law to disclose any Confidential Information, the Restricted Party shall provide Purchaser with prompt written notice of such request or requirement, which notice shall, if practicable, be at least seventy-two (72) hours prior to making such disclosure, so that Purchaser, at its sole cost and expense, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, any Restricted Party determines, upon the advice of counsel, that such Restricted Party is legally compelled to disclose Confidential Information, then such Restricted Party may disclose that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided, that such Restricted Party uses its reasonable efforts, at the Purchaser’s sole cost and expense, to preserve the confidentiality of the Confidential Information, whereupon such disclosure shall not constitute a breach of this Agreement.

(c) In the event of a breach of any provision of this Section 8.1, Purchaser may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violation of such provisions.

(d) The Parties will not, and will cause each of their Affiliates not to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without the prior written consent of the other Party, except as may be required by this Agreement, applicable Law, court process or by obligations pursuant to any securities exchange. Prior to making any public disclosure required by applicable Law or court process or by obligations pursuant to any securities exchange, the disclosing Party shall provide a copy of the proposed disclosure to the other Party and reasonable opportunity to comment on the same and shall use its commercially reasonable efforts to include such other Party’s comments in such public disclosure. Notwithstanding the foregoing or anything herein to the contrary, Purchaser shall not be restricted from making any public announcements or issuing any press releases after the Closing with respect to the Transactions.

Section 8.2 Tax Matters.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) Purchaser and Seller agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets, including, without limitation, access to books and records, as is reasonably necessary for the filing of all Tax Returns by Purchaser or Seller, the making of any election relating to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Each of Purchaser and Seller shall retain all books and records with respect to Taxes pertaining to the Purchased Assets for a period of at least seven (7) years following the Closing Date. Purchaser and Seller shall cooperate fully with each other in the conduct of any audit, litigation or other proceeding relating to Taxes involving the Purchased Assets or the Purchase Price Allocation.

(b) Seller shall be responsible for and shall promptly pay when due all Property Taxes levied with respect to the Purchased Assets attributable to the Pre-Closing Tax Period. All Property Taxes levied with respect to the Purchased Assets for the Straddle Period shall be apportioned between Purchaser and Seller based on the number of days of such Straddle Period included in the Pre-Closing Tax Period and the number of days of such Straddle Period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such Property Taxes that is attributable to the Pre-Closing Tax Period, and Purchaser shall be liable for the proportionate amount of such Property Taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for such Property Taxes, Purchaser or Seller, as applicable, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.2(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. In the event that Purchaser or Seller makes any payment for which it is entitled to reimbursement under this Section 8.2(b), the applicable party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

(c) All Transfer Taxes will be borne by Seller.

(d) Seller shall promptly notify Purchaser in writing upon receipt by Seller of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of Seller that reasonably may be expected to relate to or give rise to a Lien on the Purchased Assets or the Business. Each of Purchaser and Seller shall promptly notify the other in writing upon receipt of notice of any pending or threatened Tax audit or assessment challenging the Purchase Price Allocation.

(e) Any payments made to any party pursuant to Article 10 or Section 2.7 shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by Purchaser and Seller on their Tax Returns to the extent permitted by Law.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 8.3 Insurance. Seller shall maintain, for a period of three (3) years following the Closing Date (the “Insurance Period”), insurance coverage that is adequate in kind and amount reasonably intended to cover insurable risks relating to any actions taken by Seller prior to the Closing Date with respect to the Purchased Assets. Seller shall remain in full compliance with all terms and conditions of such insurance policies, and agrees to pay when due and payable all premiums and other amounts required to be paid in order to maintain such coverage in full force and effect for the duration of the Insurance Period.

Section 8.4 Non-Competition. For a period of [***] ([***]) years from and after the Closing Date, Seller (either directly or through one or more Affiliates or otherwise) shall not, directly or indirectly, formulate, develop, seek regulatory approval for, make, have made, use, sell, have sold, offer for sale, market, promote, import, export, display, perform or otherwise commercialize or dispose of any instrument, implant or other product used to treat disorders of the human spine (each, a “Competing Activity”); provided, however, that the foregoing covenant shall not be construed to preclude Seller from (i) performing the services under the Transition Services Agreement, (ii) conducting any Competing Activities that are permissible under the License Agreements, or (iii) a bulk sale, to any Person other than Seller or its members or Affiliates, of Excluded Products that are not licensed to Purchaser under the License Agreements. If a court of competent jurisdiction determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to duration or geographic scope, the court is hereby requested and authorized by the Parties to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law. Each of the Parties acknowledges, however, that this Section 8.4 has been negotiated by the Parties and that the geographical and time limitations on activities, are reasonable in light of the circumstances pertaining to the Parties.

Section 8.5 Purchase Orders. On and after the Closing Date, Seller shall not accept any purchase orders from, or otherwise sell Products to, [***] or distribution companies wholly or partially owned by any of the [***] Surgeons, in each case without Purchaser’s prior written approval, which may be withheld in Purchaser’s sole discretion.

Section 8.6 Non-Disparagement. On and after the Closing Date, neither Seller nor any of its Affiliates will: (a) make any negative statement or communication regarding the Business, the Products or Purchaser, or (b) make any derogatory or disparaging statement or communication regarding the Business, the Products, or Purchaser. On and after the Closing Date, neither Purchaser nor any of its Affiliates will make any derogatory or disparaging statement or communication regarding Seller.

Section 8.7 Lock-Up; Restriction on Securities.

(a) Following the Closing, Seller agrees that it will not, without the prior written consent of Purchaser (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, pledge, transfer, distribute or otherwise dispose of the Shares (the “Lock-up”); provided that, subject to the other restrictions set forth in clauses (b) – (f) of this Section 8.7 and further subject to Purchaser’s Right of Setoff pursuant to Section 10.6(b), the foregoing Lock-Up restrictions shall lapse with respect to 1,922,049 and 1,658,999 Shares on each of the first and second annual anniversary of the Closing Date (in each case rounded down to the nearest whole number of Shares), respectively, and the remaining 1,658,999 Shares (which shall include the Escrow Shares but subject to any applicable provisions of the Escrow Agreement) on the third anniversary of the Closing Date; provided, however, Purchaser hereby agrees that Seller may distribute to its members any Shares that have been released from the Lock-up restrictions and/or the Indemnity Escrow Fund, as applicable, provided further, that Seller shall have first provided to Purchaser an opinion of counsel, reasonably satisfactory to Purchaser, that such distribution will not require registration of such securities under, and is otherwise in compliance with, the Securities Act. Purchaser shall use commercially reasonable efforts in facilitating with Purchaser’s transfer agent the distribution of such Shares to Seller’s members following the receipt of such opinion from Seller’s counsel.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Seller covenants that in no event will it dispose of any of the Shares unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) (A) Seller shall have complied with the requirements of the Securities Act applicable to such disposition of Shares including, without limitation, the applicable requirements of Rule 144 regarding volume, manner of sale and other matters, and (B) Seller shall have furnished Purchaser at Seller’s expense an opinion of counsel, reasonably satisfactory to Purchaser that such disposition will not require registration of such securities under the Securities Act; provided that Purchaser shall not require an opinion of counsel for routine sales of shares pursuant to Rule 144.

(c) All certificates for the Shares shall bear the following restrictive legends:

(i) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.”

(ii) “THE SHARES REPRESENTED HEREBY ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER HEREOF NOT TO SELL SUCH SECURITIES FOR A SPECIFIED PERIOD OF TIME AS SET FORTH IN SUCH AGREEMENT.”

(d) The legend set forth in subsection (c)(i) above shall be removed and Purchaser shall issue a certificate without such legend to Seller or Seller’s members, as applicable, upon which it is stamped, if: (i) the Shares represented by such certificate have been sold pursuant to an effective registration statement under the Securities Act; (ii) in connection with the resale of such Shares, such holder provides Purchaser with an opinion of counsel, in form, substance and scope reasonably acceptable to Purchaser, to the effect that a sale or transfer of such Shares may be made without registration under the Securities Act; or (iii) such holder provides Purchaser with reasonable assurances that such Shares have been sold under Rule 144. The legend set forth in subsection (c)(ii) above shall be removed and Purchaser shall issue a certificate without such legend to Seller upon which it is stamped upon the release of such Shares from the Lock-up restrictions as set forth herein.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 8.8 Accounts Receivable. If, within six (6) months following the Closing Date, Seller has not collected and remitted to Purchaser, in accordance with the Transition Services Agreement, the Accounts Receivable in an amount at least equal to the accounts payable assumed by Purchaser at the Closing (other than any accounts payable owed to Purchaser), then Purchaser, in its sole discretion, may elect to: (a) provide Seller with an itemized list of the uncollected Accounts Receivable, and Purchaser shall be entitled to the Right of Setoff against Shares pursuant to Section 10.6(b) in an amount equal to (i) the accounts payable assumed by Purchaser at the Closing (other than any accounts payable owed to Purchaser), less (ii) the amount of the collected Accounts Receivable, less (iii) the amount of AP Excess Amount, if any, for which Purchaser previously exercised its Right of Setoff against Shares, provided that Purchaser shall transfer and assign to Seller all of Purchaser’s right, title and interest in, to and under the uncollected Accounts Receivable, free and clear of any Encumbrances arising after the Closing Date, used in the foregoing calculation for purposes of such Right of Setoff; or (b) retain any uncollected Accounts Receivable following which Seller shall have no further Liability to Purchaser with respect thereto. Purchaser shall provide Seller written notice of its election with respect to treatment of uncollected Accounts Receivable on or before the seven (7) month anniversary of the Closing Date. If Purchaser does not provide Seller written notice of its election on or prior to the seven (7) month anniversary of the Closing Date, the Purchaser will be deemed to have elected to retain all uncollected Accounts Receivable and Seller shall have no further Liability to Purchaser with respect thereto.

Section 8.9 Inventory.

(a) Within six (6) months following the Closing Date, Purchaser shall conduct, at Seller’s expense in an aggregate amount not to exceed $20,000, a physical inventory of Inventory and Purchaser shall cause to be delivered to Seller a statement (“Post-Closing Inventory Statement”) setting forth the value of the Inventory acquired by Purchaser at the Closing, with such value to be determined in accordance with the same accounting principles and methodologies as were utilized by Seller in the preparation of the Closing Inventory Statement, and the amount by which, if any, the aggregate Inventory value reflected on the Closing Inventory Statement exceeds the value reflected on the Post-Closing Inventory Statement (any such excess amount, the “Inventory Deficiency Amount”); provided that in the event the Inventory Deficiency Amount calculated by Purchaser is less than or equal to [***] percent ([***]%) of the aggregate Inventory value reflected on the Closing Inventory Statement, the Inventory Deficiency Amount shall be deemed to be $0 and Seller shall have no further Liability to Purchaser with respect to such Inventory Deficiency Amount or under this Section 8.9.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) After receipt of the Post-Closing Inventory Statement, if any, Seller shall have thirty (30) days to review the Post-Closing Inventory Statement. Purchaser shall give, or cause to be given, to Seller reasonable access during standard working hours to all documents, records and the relevant employees and consultants of Purchaser in order to allow Seller to confirm the accuracy of the Post-Closing Inventory Statement. Not later than thirty (30) days following the date of receipt of the Post-Closing Inventory Statement, Seller shall provide Purchaser with a notice (an “Inventory Dispute Notice”) listing those items, if any, to which Seller takes exception, which notice shall also (i) specifically identify, and provide a reasonably detailed explanation of the basis upon which Seller has delivered such list, including the applicable provisions of this Agreement on which the dispute set forth in such Inventory Dispute Notice is based, (ii) set forth the value of the Inventory that Seller has calculated, and (iii) specifically identify Seller’s proposed adjustment(s). Unless Seller delivers the Inventory Dispute Notice to Purchaser setting forth the specific items disputed by Seller on or prior to the thirtieth (30th) day following Seller’s receipt of the Post-Closing Inventory Statement, Seller shall be deemed to have accepted and agreed to the Post-Closing Inventory Statement and such statement (and the calculations contained therein) shall be final, binding and conclusive. If Seller provides Purchaser with an Inventory Dispute Notice within such thirty (30) day period, Purchaser and Seller shall, within fifteen (15) days following receipt of such Inventory Dispute Notice by Seller (the “Inventory Resolution Period”), use good faith efforts to resolve their differences with respect to the items specified in the Inventory Dispute Notice (the “Disputed Inventory Items”), and all other undisputed items (and all calculations relating thereto) shall be final, binding and conclusive. Any written resolution by Purchaser and Seller during the Inventory Resolution Period as to any Disputed Inventory Items shall be final, binding and conclusive.

(c) If Seller and Purchaser do not resolve all Disputed Inventory Items by the end of the Inventory Resolution Period, then the Parties shall follow the resolution procedures set forth in Section 2.7(c) with respect to the Disputed Inventory Items. The final, binding and conclusive Post-Closing Inventory Statement based either upon agreement by Seller and Purchaser, the written determination delivered by the Neutral Arbitrator in accordance with Sections 2.7(c) and 8.9(c) or Seller’s failure to notify Purchaser, in accordance with this Section 8.9, of its objections to either the Post-Closing Inventory Statement or any calculations contained therein shall be the “Conclusive Post-Closing Inventory Statement.” If there is an Inventory Deficiency Amount reflected on the Conclusive Post-Closing Inventory Statement in an amount greater than [***] percent ([***]%) of the aggregate Inventory value reflected on the Closing Inventory Statement, then Purchaser shall be entitled to the Right of Setoff against Shares pursuant to Section 10.6(b) in an amount equal to the amount by which such Inventory Deficiency Amount exceeds [***] percent ([***]%) of the aggregate Inventory value reflected on the Closing Inventory Statement. The Right of Setoff shall be Purchaser’s sole and exclusive remedy against Seller for any Inventory Deficiency Amount.

Section 8.10 Observer Rights; Steering Committee.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) Following the Closing and for such period of time as any Shares remain subject to the Lock-Up restrictions under Section 8.7, Purchaser shall invite a representative of Seller, such representative to be reasonably acceptable to Purchaser, to attend at least two quarterly board of directors’ meetings of Purchaser each calendar year in a non-voting observer capacity and, in this respect, shall give such representative copies of materials that it provides to its directors for such meetings; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that Purchaser reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Purchaser and its counsel or result in disclosure of trade secrets or a conflict of interest or for other similar reasons, or if the presence of such representative would otherwise be materially injurious to Purchaser in such circumstances. Such representative shall receive no compensation from Purchaser for service as an observer and shall not be reimbursed for any expenses incurred by him or her in connection with attendance of any such meetings.

(b) Effective as of Effective Time, Purchaser shall appoint the President and CEO of Seller (currently Tom Gardner), as a member of Purchaser’s Steering Committee. For a period of three (3) years following the Effective Time, Purchaser shall maintain such appointment on the Steering Committee (subject to removal only for Cause), and (ii) Purchaser shall invite Seller’s Board of Managers to participate telephonically in Purchaser’s Steering Committee meeting on a quarterly basis.

Section 8.11 Supplements to Seller Disclosure Schedules. In the event that the Closing is consummated more than fourteen (14) days after the Execution Date, Seller may deliver to Purchaser a written supplement to the Seller Disclosure Schedule at any time, or from time to time, but in any event no later than the date that is two (2) Business Days prior to the Closing Date, in order to update the information in the Seller Disclosure Schedule with respect to any matters arising from events that occur after the Execution Date and prior to the Closing Date; provided, however, that the new disclosures made in any supplement shall not (i) prevent Purchaser from terminating this Agreement pursuant to Section 9.1 at any time at or prior to Closing in respect of any supplement to the Seller Disclosure Schedule, or (ii) affect the Liability and indemnification obligations of Seller with respect to any statement in any representation and warranty made by Seller that was inaccurate or incomplete when made on Execution Date.

ARTICLE IX.

TERM AND TERMINATION

Section 9.1 Termination.

(a) This Agreement may be terminated:

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) at any time before the Closing Date by mutual written consent of Purchaser and Seller; or

(ii) by either Purchaser or Seller, in writing, if the Transactions have not been consummated on or before November 15, 2012 (the “Outside Date”), provided that such failure is not due to the failure of the Party seeking to terminate this Agreement to perform its obligations under this Agreement or any Other Agreement; or

(iii) by either Purchaser or Seller, in writing, if there shall be in effect any Law that prohibits the Closing or if the Closing would violate any non-appealable Order.

(b) This Agreement may be terminated by Seller, in writing, if:

(i) Any condition in Section 7.1 or 7.3 has not been satisfied and is not capable of being satisfied prior to the Outside Date; or

(ii) Purchaser fails to perform a covenant contained in this Agreement in all material respects when performance thereof is due and does not cure such failure within ten (10) days after written notice thereof.

(c) This Agreement may be terminated by Purchaser, in writing, if:

(i) Any condition in Section 7.1 or 7.2 has not been satisfied and is not capable of being satisfied prior to the Outside Date; or

(ii) Seller fails to perform a covenant contained in this Agreement in all material respects when performance thereof is due and does not cure such failure within ten (10) days after written notice thereof.

Section 9.2 Procedure and Effect of Termination.

(a) Upon termination of this Agreement by Seller or Purchaser pursuant to Section 9.1, written notice thereof, indicating the termination provision in this Agreement claimed to provide a basis for such termination, shall forthwith be given to the other Party and this Agreement shall terminate. Nothing in this Article IX shall relieve either Party of any liability for a willful breach of a covenant in this Agreement prior to the termination hereof. Except as provided in the foregoing sentence, termination of this Agreement shall terminate all outstanding obligations and liabilities between the Parties arising from this Agreement except those described in: (i) this Article IX, Article X and Article XI; and (ii) any other provisions of this Agreement which by their nature are intended to survive any such termination.

(b) As soon as practicable following a termination of this Agreement, but in no event later than thirty (30) days after such termination, Purchaser or Seller shall use commercially reasonable efforts, to the extent practicable, to withdraw all filings, applications and other submissions relating to the Transactions made to any Governmental Authority or other Person.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE X.

INDEMNIFICATION

Section 10.1 Survival of Representations and Warranties; Expiration.

(a)(i) The representations and warranties of the Parties contained herein shall survive the Closing until twelve (12) months thereafter; provided, however, that the representations and warranties set forth in (A) Sections 4.1 (Organization), 4.2 (Due Authorization), 4.4(a) (Title) and 4.18 (Brokers) shall survive the Closing Date until thirty-six (36) months thereafter, (B) Sections 4.7 (Intellectual Property), 4.11 (Taxes) and 4.14 (Regulatory Matters) shall survive until ninety (30) days after the expiration of the applicable statute of limitations, and (C) any breach of a representation or warranty which would be based upon common law fraud shall survive until the expiration of the applicable statute of limitations; and (ii) the covenants, agreement and obligations of the Parties shall survive in accordance with their terms.

(b) Any right of indemnification or reimbursement pursuant to this Article X with respect to a claimed breach, inaccuracy or non-fulfillment of any representation, warranty, covenant, agreement or obligation shall expire on the applicable date of termination of the representation, warranty, covenant, agreement or obligation claimed to be breached set forth in Section 10.1(a) (the “Expiration Date”), unless on or prior to the applicable Expiration Date, the Indemnifying Party has received from the Indemnified Party written notice of such breach, inaccuracy or non-fulfillment in accordance with Section 10.4.

Section 10.2 Indemnification by Seller. Subject to Section 10.1, Seller shall indemnify and hold harmless Purchaser, its Affiliates and their respective officers, directors, employees, stockholders and agents (collectively, the “Purchaser Indemnified Parties”), from and against any and all Losses which any Purchaser Indemnified Party suffers or incurs, either directly, or in connection with a Third Party Claim, to the extent arising out of or resulting from:

(a) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement or any of the Other Agreements (disregarding for purposes of calculating Losses, but not for purposes of assessing whether a breach of inaccuracy exists of, any exception or qualification as to materiality or Material Adverse Effect set forth therein);

(b) the amount of any [***] Deficit;

(c) any breach of any obligation, agreement or covenant, made by Seller in this Agreement or any of the Other Agreements;

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) all Liabilities arising out of or relating to the [***] Litigation (other than the [***] Settlement Amount);

(e) any Excluded Liability or Excluded Asset; and

(f) Seller’s ownership of the Purchased Assets and operation of the Business prior to the Closing Date, except with respect to matters for which Purchaser is required to indemnify Seller hereunder.

Section 10.3 Indemnification by Purchaser. Subject to Section 10.1, Purchaser shall indemnify and hold harmless Seller, its Affiliates and their respective officers, managers, employees, members and agents (collectively, the “Seller Indemnified Parties”) from and against and in respect of Losses which any Seller Indemnified Party suffers or incurs, either directly, or in connection with a Third Party Claim, to the extent arising out of or resulting from:

(a) any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement or any of the Other Agreements (disregarding for purposes of calculating Losses, but not for purposes of assessing whether a breach of inaccuracy exists of, any exception or qualification as to materiality or Material Adverse Effect set forth therein);

(b) any breach of any obligation, agreement or covenant, made by Purchaser in this Agreement or any of the Other Agreements;

(c) any Assumed Liability; and

(d) Purchaser’s ownership of the Purchased Assets and operation of the Business following the Closing Date, except with respect to matters for which Seller is required to indemnify Purchaser hereunder.

Section 10.4 Certain Procedures for Indemnification.

(a) A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by prompt written notice (a “Claim Notice”) to the party from whom indemnification is sought (“Indemnifying Party”) indicating the nature of such claim and the stated basis therefor and the amount of Losses claimed or a good faith estimate thereof, to the extent known or estimable; provided, however, that failure to so notify the Indemnifying Party shall not preclude the indemnified party (“Indemnified Party”) from any indemnification which it may claim in accordance with this Article IX except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party will notify the Indemnified Party within a period of thirty (30) days after the receipt of the Claim Notice by the Indemnifying Party (the “Claim Response Period”) whether the Indemnifying Party disputes its Liability to the Indemnified Party under this Article X with respect to such claim. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Claim Notice, then, subject to the limitations set forth in this Article X, the Losses of the Indemnified Party resulting from or arising out of such claim in the amount finally determined will be deemed to be a Liability of the Indemnifying Party under this Article X, and the Indemnifying Party shall pay the amount of such Losses to the Indemnified Party on demand. If the Indemnifying Party notifies the Indemnified Party within the Claim Response Period that the Indemnifying Party disputes its Liability with respect to such claim (provided that the failure of the Indemnifying Party to notify the Indemnified Party within the Claim Response Period whether the Indemnifying Party disputes the claim described in such Claim Notice shall be deemed to be notice of such a dispute), the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice, either party may resort to litigation in accordance with Section 11.9.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) In the event that any Actions shall be instituted or that any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section 10.2 or 10.3 hereof (a “Third Party Claim”):

(i) The Indemnified Party shall promptly give written notice of the Third Party Claim to the Indemnifying Party (in any event within 30 days after the receipt thereof) indicating the nature of such claim and the stated basis therefor and the amount of Losses claimed or a good faith estimate thereof, to the extent known or estimable. The failure of the Indemnified Party to give prompt notice of any Third Party Claim shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto except to the extent that the Indemnifying Party is materially prejudiced by such failure.

(ii) With respect to Third Party Claims that relate solely to the payment of money damages and will not have an adverse effect on the business, operations, prospects, or reputation of Purchaser, the Business or the Purchased Assets and if a Purchaser Indemnified Party is the Indemnified Party, a reasonable assessment of the likely maximum amount of such Losses is less than or equal to the amount then remaining in the Indemnity Escrow Fund and not otherwise subject to a claim for indemnification under this Article X, then the Indemnifying Party shall have thirty (30) days (or sooner, if the nature of the Third Party Claim requires it) after receipt of the Indemnified Party’s notice of a given Third Party Claim to deliver to the Indemnified Party a written acknowledgement that such Third Party Claim is an indemnifiable claim for which it is liable and, at its election, to conduct and control the defense and settlement of such Third Party Claim at its own expense with counsel reasonably satisfactory to the Indemnified Party, in which case: (A) the Indemnified Party may participate in, but not control, such defense or settlement through counsel chosen by such Indemnified Party at its own expense; (B) the Indemnified Party shall use reasonable efforts to make available to the Indemnifying Party any documents and materials that are under the direct or indirect control of the Indemnified Party or any of its Affiliates that may be necessary to the defense of such Third Party Claim; (C) the Indemnified Party shall execute such documents and take such other actions as the Indemnifying Party may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such Third Party Claim; (D) the Indemnified Party shall otherwise fully cooperate as reasonably requested by the Indemnifying Party in the defense of such Third Party Claim; (E) the Indemnified Party shall not admit any liability with respect to such Third Party Claim; and (F) the Indemnifying Party shall not enter into any agreement providing for the settlement or compromise of such Third Party Claim or the consent to the entry of a judgment with respect to such Third Party Claim without the prior written consent of Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) if such settlement agreement imposes a non-monetary commitment by the Indemnified Party.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) With respect to Third Party Claims for which the Indemnifying Party does not so notify the Indemnified Party within such thirty (30) day period of its election to proceed with the control and defense of such Third Party Claim, or if such Third Party Claim does not relate solely to the payment of money damages or will have an adverse effect on the business, operations, prospects, or reputation of Purchaser, the Business or the Purchased Assets, or if a Purchaser Indemnified Party is the Indemnified Party, a reasonable assessment of the likely maximum amount of such Losses is greater than the amount then remaining in the Indemnity Escrow Fund and not otherwise subject to a claim for indemnification under this Article X, then: (i) the Indemnified Party shall diligently defend such Third Party Claim; (ii) the Indemnifying Party shall use reasonable efforts to make available to the Indemnified Party any documents and materials that are under the direct or indirect control of the Indemnifying Party or any of its Affiliates that may be necessary to the defense of such Third Party Claim; (iii) the Indemnifying Party shall otherwise fully cooperate as reasonably requested by the Indemnified Party in the defense of such Third Party Claim; and (iv) the Indemnified Party shall, subject to the limitations set forth in this Article X, be entitled to indemnification under this Article X in respect of such Third Party Claim; provided that the Indemnified Party shall have no right to seek indemnification under this Article X in respect of such Third Party Claim for any agreement providing for the settlement or compromise of such Third Party Claim or the consent to the entry of a judgment with respect to such Third Party Claim entered into without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 10.5 Limitations.

(a) In no event shall the respective Indemnifying Parties be liable for any Losses for claims made pursuant to Section 10.2 or 10.3 (each, an “Indemnity Claim”), as applicable, unless the aggregate amount of all indemnified Losses for which Indemnity Claims have been made against the Indemnifying Party exceeds $[***], in which case the Indemnifying Party shall, subject to the other limitations contained herein, be liable for all indemnified Losses in excess of $[***]. Notwithstanding the foregoing, indemnification claims made other than pursuant to Section 10.2(a) or 10.3(a) shall not be subject to the limitations set forth in this Section 10.5(a) unless an Indemnity Claim for the Loss in question could have been asserted pursuant to Section 10.2(a) or 10.3(a), as the case may be. Notwithstanding the foregoing and for the avoidance of doubt, the limitations set forth in this Section 10.5(a) shall not be applicable to Losses related to Taxes, for claims for breach of any Fundamental Representation, for claims related to the [***] Deficit or for amounts subject to the Right of Setoff under Sections 8.8 and 8.9.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Except as provided under this Section 10.5(b), in no event shall Seller, on the one hand, or Purchaser, on the other hand, be liable for Losses for claims made pursuant to Section 10.2(a) and Section 10.2(b), or 10.3(a) in an amount in excess of $[***] in the aggregate for any and all indemnified Losses hereunder (the “Liability Cap”). Notwithstanding the foregoing, the Liability Cap shall not be applicable to Losses related to Taxes or for claims for breach of any Fundamental Representation.

(c) The amount of any Losses recoverable by a Party under Section 10.2 or Section 10.3, as applicable, shall be reduced by: (i) the amount of any insurance proceeds paid to the Indemnified Party relating to such claim; and (ii) any Tax benefit which the Indemnified Party actually recognizes with respect to such Loss in the subsequent annual income Tax Return following the Taxable period in which such Loss was realized, net of any Tax cost to the Indemnified Party and its Affiliates as a result of receiving such indemnity payment or otherwise attributable to the incurrence of such Loss. Any Person entitled to receive indemnification under this Agreement shall use its commercially reasonable efforts to mitigate such Losses.

(d) EXCEPT WITH RESPECT TO LOSSES (I) INCURRED AS THE RESULT OF COMMON LAW FRAUD OR (II) INCLUDED IN A THIRD-PARTY CLAIM, THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES HERETO SHALL NOT EXTEND TO, AND LOSSES SHALL NOT INCLUDE ANY, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUSINESS INTERRUPTION, LOST PROFITS, PUNITIVE DAMAGES, DIMINUTION OF VALUE, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY.

(e) Notwithstanding the foregoing, each Party shall have a right to indemnification pursuant to this Article X for any Losses incurred as the result of any common law fraud by any other Party without regard to the limitations set forth in Sections 10.5(a) and 10.5(b).

(f) Indemnification claims against Seller will be satisfied out of the Indemnity Escrow Fund and through the Right of Setoff prior to being satisfied out of any other funds of Seller. For the purposes of this Agreement, each Escrow Share held in the Indemnity Escrow Fund or unreleased Shares subject to the Right of Setoff shall be deemed to have a value equal to the Purchaser Stock Price.

Section 10.6 Escrow; Right of Setoff.

(a) On the twelve- (12-) month anniversary of the Closing Date, the Escrow Agent shall release the Indemnity Escrow Fund as directed by Seller, except that the Escrow Agent shall retain an amount (up to the total amount then held by the Escrow Agent) equal to the amount of claims for indemnification under Section 10.2 asserted prior to the expiration of the applicable Expiration Date but not yet resolved. The Indemnity Escrow Funds retained for unresolved claims shall be released by the Escrow Agent (to the extent not utilized to pay Purchaser for any such claims resolved in favor of Purchaser) upon their final resolution in accordance with this Article X and the terms of the Escrow Agreement.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Subject to the limitations set forth in this Article X, if, at the time following depletion or release of the Indemnity Escrow Fund, an amount has been claimed by a Purchaser Indemnified Party pursuant to Section 10.2 (whether or not finally determined to be owed by Seller) or there is an Adjustment Deficiency Amount under Section 2.7(f), Purchaser may setoff (the “Right of Setoff”) such amounts claimed against any Shares still subject to the Lock-up restrictions after such claim or determination of the Adjustment Deficiency Amount, as applicable, on a dollar for dollar basis, such that such Shares shall remain continuously subject to the Lock-up restrictions until final resolution of such claim. Once a claim is finally determined in accordance with this Agreement, Seller shall have no right to any Shares representing the amount of such Losses, which Shares shall be cancelled by Purchaser, and Purchaser shall thereafter issue to Seller any remaining Shares, subject to any remaining Lock-up restrictions, if any, hereunder. If the Losses relating to such claim are determined to be less than the amount setoff against any Shares to be released from the Lock-up restrictions, Purchaser shall release an amount of Shares from the Lock-up restrictions equal to such excess amount. For avoidance of doubt, (i) Purchaser shall not be permitted under this Section 10.6(b) to seek a setoff for Losses against any Shares if such Shares have been previously released from the Lock-up restrictions, and (ii) any setoff for Losses against any Shares shall be applied in order from Shares with the longest Lock-up restrictions to the Shares with the shortest Lock-up restrictions.

Section 10.7 Exclusive Remedy. Following the Closing, (a) claims for indemnification pursuant to this Article X and amounts otherwise subject to the Right of Setoff under this Agreement, and (b) claims for specific performance or any other equitable remedies of the covenants and obligations of the other Party under this Agreement and the Other Agreements, shall, collectively, be the sole and exclusive remedies for claims and damages available to the Parties and their respective Affiliates for breach of this Agreement; provided, however, that the limitations set forth in this Section 10.5 shall not apply to claims for fraud.

ARTICLE XI.

MISCELLANEOUS

Section 11.1 Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that no Party may sell, transfer, assign, license, sublicense, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of Law or otherwise, this Agreement or any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other Party, which consent shall not be unreasonably delayed, withheld or conditioned; provided, however, that Purchaser may assign, without Seller’s consent, its rights hereunder in whole or in part to (i) an Affiliate, or (ii) any Person acquiring all or any portion of the Business or the Purchased Assets; provided, however, that no such assignment shall relieve Purchaser of any of its obligations under this Agreement. Any attempted assignment, delegation or other disposition in violation of this Section 11.1 shall be void.

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 11.2 Cumulative Rights. Except as expressly provided herein, the various rights under this Agreement shall be construed as cumulative, and no one of them is exclusive of any other or exclusive of any rights allowed by Law.

Section 11.3 Expenses. Except as otherwise specified herein, each Party shall bear any costs and expenses with respect to the Transactions incurred by it.

Section 11.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally or by reputable courier maintaining records of receipt, (b) when transmitted if sent by facsimile or other electronic transmission during normal business hours with confirmation of transmission by the transmitting equipment, (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier by reputable courier maintaining records of receipt, to the Parties at the following addresses:

If to Seller, to:

Phygen, LLC.

2301 Dupont Drive, Suite 510

Irvine, California 92612

Facsimile: (949) 752-7886

Attention: Tom Gardner, Chief Executive Officer

with a copy sent concurrently to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Facsimile: (949) 725-4100

Attention: Shivbir S. Grewal, Esq.

If to Purchaser, to:

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

Facsimile: (760) 431-9083

Attention: Ebun S. Garner, Esq., General Counsel and Senior Vice President

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Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with a copy sent concurrently to:

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, California 92130

Facsimile: (858) 523-5450

Attn: Scott N. Wolfe, Esq.

Thomas A. Edwards, Esq.

provided, however, that if any Party shall have designated a different address by ten (10) days’ prior written notice to the other Party, then to the last address so designated.

Section 11.5 Enforceability; Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, in whole or in part, such determination shall not affect or impair the validity or enforceability of any other provision, covenant, or restriction, each of which is hereby declared to be separate and distinct, or of the remainder of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable. If any provision of this Agreement shall be declared invalid or unenforceable for any reason other than overbreadth, the offending provision shall be modified so as to maintain the essential benefits of the bargain between the Parties to the maximum extent possible, consistent with Law and public policy.

Section 11.6 Amendment; Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all of the Parties hereto. This Agreement and the Other Agreements, together with the Schedules and Exhibits attached hereto and thereto, contain the entire agreement of the Parties hereto with respect to the Transactions, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

Section 11.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, claim of action or other right under this Agreement.

Section 11.8 Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom enforcement of any such waiver is sought. Such waiver shall be effective only in the specific instance and for the purpose for which given. The failure or delay of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 11.9 Governing Law; Jurisdiction. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the internal Law of the State of California without regard to conflict of law principles that would result in the application of any Law other than the Law of the State of California. All Actions arising out of or relating to this Agreement, the Other Agreements and the Transactions or for recognition or enforcement of any judgment relating thereto, shall be heard and determined exclusively in the state and federal courts of the State of California located in San Diego, California, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action in such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in such courts. Each of the Parties hereto agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Section 11.10 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CLAIM OR CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER AGREEMENTS AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

Section 11.11 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 11.12 Counterparts. This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party. Delivery of an executed counterpart of a signature page of this Agreement or any amendment hereto by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart hereof.

Section 11.13 Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

Section 11.14 Disclosure Schedules. No disclosure in Seller Disclosure Schedule attached hereto shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such disclosure identifies the exception with reasonable particularity. The mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one Schedule shall constitute an exception to any other representations or warranties made in this Agreement unless the exception is disclosed as provided herein on each such other applicable Schedule, is cross-referenced in such other applicable section or Schedule or is otherwise reasonably apparent to Purchaser on its face.

* * * * * * * * * * *

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

ALPHATEC HOLDINGS, INC.,

By:	/s/ Michael O’Neill

Name:	Michael O’Neill
Title:	CFO

PHYGEN, LLC

By:	/s/ Thomas Gardner

Name:	Thomas Gardner
Title:	CEO

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

SD\906843.15

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.